UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

The Pantry, Inc.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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THE PANTRY, INC.

305 Gregson Drive

Cary, North Carolina 27511

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MARCH 14, 2013

You are cordially invited to attend the Annual Meeting of Stockholders of The Pantry, Inc. (the “Company”), which will be held on Thursday, March 14, 2013 at 10:00 a.m. Eastern Time, at The Courtyard Raleigh Cary, 102 Edinburgh Drive South, Cary, NC 27511. The purposes of the meeting are to:

1.	Elect nine nominees to serve as directors each for a term of one year or until his or her successor is duly elected and qualified;
2.	Conduct an advisory vote to approve named executive officer compensation;
3.	Ratify the action of the Audit Committee in appointing Deloitte & Touche LLP as the independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending September 26, 2013; and
4.	Transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on January 17, 2013, are entitled to notice of, and to vote at, the annual meeting and any and all adjournments or postponements thereof. A list of stockholders entitled to vote at the annual meeting will be available for inspection at our offices for at least 10 days prior to the annual meeting and will also be available for inspection at the annual meeting.

Pursuant to rules promulgated by the Securities and Exchange Commission, we are providing access to our proxy materials over the Internet. On or about January 24, 2013, our Board of Directors expects to mail to our stockholders either (i) a copy of our Proxy Statement, including this Notice of Annual Meeting, the accompanying proxy card and our Annual Report or (ii) a Notice of Internet Availability of Proxy Materials (the “Notice”), which will indicate how to access our proxy materials on the Internet.

Whether or not you plan to attend the annual meeting, your vote is very important and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. If you execute a proxy by telephone, over the Internet or by mailing in a proxy card, but later decide to attend the annual meeting in person, or for any other reason desire to revoke your proxy, you may do so at any time before your proxy is voted. Submitting a proxy or voting by telephone or over the Internet will not prevent you from attending the annual meeting and voting in person if you so desire, but will help us secure a quorum and reduce the expense of additional proxy solicitation.

By Order of the Board of Directors,

Thomas D. Carney
Secretary

Cary, North Carolina

January 24, 2013

THE PANTRY, INC.

305 Gregson Drive

Cary, North Carolina 27511

PROXY STATEMENT

ANNUAL MEETING

General Information

The enclosed proxy is solicited by and on behalf of our Board of Directors (our “Board”) for our annual meeting to be held on Thursday, March 14, 2013, at 10:00 a.m. Eastern Time, at The Courtyard Raleigh Cary, 102 Edinburgh Drive South, Cary, NC 27511.

Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials over the Internet. On or about January 24, 2013, our Board expects to mail our stockholders either (i) a copy of this Proxy Statement, including the Notice of Annual Meeting attached hereto, the accompanying proxy card and our Annual Report or (ii) a Notice of Internet Availability of Proxy Materials (the “Notice”), each in connection with the solicitation of proxies by our Board for use at the March 14, 2013 annual meeting and any adjournments or postponements thereof. On the date of mailing, we will make our Proxy Statement, including the Notice of Annual Meeting attached hereto, and our Annual Report publicly available at www.proxyvote.com.

If you received a Notice by mail, you will not receive a printed copy of the proxy materials other than as described herein. Instead, the Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials on the Internet. The Notice will also instruct you as to how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

Purposes of Annual Meeting

The purposes of the annual meeting are to:

1.	Elect nine nominees to serve as directors each for a term of one year or until his or her successor is duly elected and qualified;
2.	Conduct an advisory vote to approve named executive officer compensation;
3.	Ratify the action of the Audit Committee in appointing Deloitte & Touche LLP as the independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending September 26, 2013; and
4.	Transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Our Board does not know of any other matters other than those stated above to be brought before the annual meeting. Under our bylaws, any stockholder desiring to present a proposal for consideration at the annual meeting, including any director nomination, was required to give written notice of the proposal by a certain date. No timely proposals have been received. Should any other business properly come before the annual meeting, the persons named in the accompanying form of proxy may vote the shares represented by the proxy in their discretion, except that under the rules of the SEC no proxy may be voted for more than nine nominees to serve as directors.

VOTING PROCEDURES

Information About Votes Necessary for Action to Be Taken

Pursuant to our bylaws, the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the annual meeting will be necessary and sufficient to constitute a quorum for the transaction of business. Once a quorum is established at the annual meeting, the vote required to approve each proposal is set forth below:

•	Proposal 1: “Election of Directors”	A plurality of the votes cast at the annual meeting and entitled to vote thereon.

•	Proposal 2: “Advisory (Nonbinding) Vote to Approve Named Executive Officer Compensation”	The affirmative vote of the holders of a majority of the shares of our stock that are present in person or by proxy and entitled to vote.

•	Proposal 3: “Ratification of Appointment of Independent Public Accountants”; and any other matter to properly come before the annual meeting	The affirmative vote of the holders of a majority of the shares of our stock that are present in person or by proxy and entitled to vote.

“Plurality” means, in the case of the election of directors, that the individuals who receive the largest number of votes cast, even if less than a majority, are elected as directors up to the maximum number of directors to be chosen at the annual meeting. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) will not be included in determining which nominees receive the highest number of votes. A properly executed proxy that withholds authority with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Non-votes by banks, brokerage houses, custodians, nominees and other fiduciaries (“broker non-votes”) and abstentions will be counted for the purpose of determining whether a quorum is present, but broker non-votes will not be included for purposes of determining whether stockholder approval of a matter has been obtained. Because abstentions with respect to any matter are treated as shares present in person or represented by proxy and entitled to vote for the purposes of determining whether that matter has been approved by stockholders, abstentions will have the same effect as negative votes for Proposals 2 and 3. Under applicable Delaware law, none of the holders of common stock is entitled to appraisal rights in connection with any matter to be acted on at the annual meeting.

Record Date and Persons Entitled to Vote

Our Board has fixed the close of business on January 17, 2013 as the record date for the determination of stockholders entitled to receive notice of and to vote at, the annual meeting and all adjournments or postponements thereof. Only holders of our outstanding common stock as of the close of business on the record date are entitled to vote at the annual meeting. As of the close of business on January 17, 2013, there were 23,659,065 shares of our common stock outstanding. On all matters to come before the annual meeting, each holder of common stock will be entitled to vote at the annual meeting and will be entitled to one vote for each share owned. Stockholders do not have cumulative voting rights.

How You Can Vote

You may vote shares by proxy or in person using one of the following methods:

—

Voting by Internet. You can vote over the internet using the directions on your proxy card or Notice by accessing the website address printed on the card or Notice, as applicable. The deadline for voting over the internet is Wednesday, March 13, 2013, at 11:59 p.m. Eastern Time. If you received a proxy card and vote over the internet, you need not return your proxy card.

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Voting by Telephone. If you received your proxy materials by mail, you can vote using the directions on your proxy card by calling the toll-free telephone number printed on the card. The deadline for voting by telephone is Wednesday, March 13, 2013, at 11:59 p.m. Eastern Time. If you received a proxy card and you vote by telephone, you need not return your proxy card.

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Voting by Proxy Card. If you received your proxy materials by mail, you can vote by completing and returning your signed proxy card. To vote using your proxy card, please mark, date and sign the card and return it by mail in the accompanying postage-paid envelope. You should mail your signed proxy card sufficiently in advance for it to be received by Wednesday, March 13, 2013.

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Voting in Person. You can vote in person at the annual meeting if you are the record owner of the shares to be voted. You can also vote in person at the annual meeting if you present a properly signed proxy that authorizes you to vote shares on behalf of the record owner.

How You Can Vote Shares Held by a Broker, Bank or Other Nominee

If your shares are held in the name of a broker, bank or other nominee, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the annual meeting in order to vote.

For shares held in “street name” through a broker, bank or other nominee, the broker, bank or nominee will not be permitted to exercise voting discretion, if it does not receive voting instructions from the beneficial holder, with respect to Proposals 1 and 2. Thus, if stockholders do not give their broker, bank or nominee specific instructions, including with respect to director elections, their shares will not be voted on those matters and will not be counted in determining the number of shares necessary for approval.

How Your Proxy Will Be Voted

If you vote by proxy, the proxy holders will vote your shares in the manner you indicate. You may specify whether your shares should be voted for or against all, some or none of the nominees for director, whether your shares should be voted for or against the advisory (nonbinding) resolution to approve named executive officer compensation and whether your shares should be voted for or against the ratification of Deloitte & Touche LLP as the independent registered public account firm for the Company and its subsidiaries for the fiscal year ending September 26, 2013 (“fiscal 2013”). If the proxy card is signed and turned in, but voting directions are not made, the proxy holders named on the enclosed card will vote for you, and they will vote FOR Proposals 1, 2 and 3 set forth in the accompanying “Notice of Annual Meeting of Stockholders”, and in such manner as the proxy holders in their discretion determine upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

How You Can Revoke Your Proxy and Change Your Vote

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by:

—	Attending the annual meeting and voting in person;
—	Delivering a written revocation to our Secretary;
—	Timely submitting another signed proxy card bearing a later date; or
—	Timely voting by telephone or over the internet as described above.

Your most current proxy card, telephone or Internet proxy is the one that will be counted.

PRINCIPAL STOCKHOLDERS

The following table sets forth information, as of January 17, 2013 (or earlier for information based on SEC filings), regarding shares of our common stock owned of record or known to us to be beneficially owned by:

—	Each of our directors;
—	Our Chief Executive Officer, our Principal Financial Officer and each of our other named executive officers (as defined below);
—	All those known by us to beneficially own more than 5% of our outstanding common stock; and
—	All of our executive officers and directors as a group.

Except as otherwise indicated:

—

The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable; and

—	The address of each of the stockholders listed in this table is as follows: c/o The Pantry, Inc., P.O. Box 8019, 305 Gregson Drive, Cary, North Carolina 27511.

The percentages shown below have been calculated based on 23,659,065 total shares of our common stock, $.01 par value, outstanding as of January 17, 2013. The information in this table is based solely on statements in filings with the SEC or other information believed by the Company to be reliable.

	Shares of Common Stock
Name and Address of Beneficial Owner	Beneficially Owned(1)	Percentage of Class
Eagle Asset Management(2)	2,448,930	10.4%
FMR LLC(3)	1,421,772	6.0%
T. Rowe Price Associates, Inc.(4)	1,397,770	5.9%
Lee Munder Capital Group LLC(5)	1,370,112	5.8%
Dimensional Funds Advisors LP(6)	1,356,160	5.7%
BlackRock, Inc.(7)	1,313,581	5.6%
Dennis G. Hatchell(8)	317,137	1.3%
Terrance M. Marks(9)	11,455	*
Berry L. Epley(10)	78,013	*
Mark R. Bierley(11)	2,670	*
Keith S. Bell(12)	257,030	1.1%
Thomas D. Carney(13)	132,523	*
John J. Fisher(14)	147,646	*
Robert F. Bernstock(15)	51,143	*
Paul L. Brunswick(16)	43,740	*
Wilfred A. Finnegan(17)	43,906	*
Edwin J. Holman(18)	52,981	*
Terry L. McElroy(19)	47,061	*
Mark D. Miles(20)	35,406	*
Bryan E. Monkhouse(21)	39,206	*
Thomas M. Murnane(22)	61,143	*
Maria C. Richter(23)	41,316	*
All directors and executive officers as a group (17 individuals)(24)	1,695,282	7.2%

* Less than 1.0%

(1)

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares to which the person has sole or shared voting power or investment power and also any shares that the person has the right to acquire within 60 days of January 17, 2013, through the exercise of any stock option or other rights. Any shares that a person has the right to acquire within 60 days of January 17, 2013 are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Such shares are described below as being subject to presently exercisable stock options.

(2)

The number of shares beneficially owned and the description of such ownership contained herein are based solely on a Schedule 13G filed with the SEC on April 5, 2012 by Eagle Asset Management, Inc. (“EAM”). EAM has sole voting and dispositive power with respect to all of the shares. The business address of EAM is 880 Carillon Parkway, St. Petersburg, FL 33716.

(3)

The number of shares beneficially owned and the description of such ownership contained herein are based solely on a Schedule 13G filed with the SEC on February 14, 2012 by FMR LLC (“FMR”). FMR has sole voting power with respect to 382 shares, sole dispositive power with respect to all of the shares and no shared voting or dispositive power. The business address of FMR is 82 Devonshire Street, Boston, MA 02109.

(4)

The number of shares beneficially owned and the description of such ownership contained herein are based solely on a Schedule 13G/A filed with the SEC on February 13, 2012 by T. Rowe Price Associates, Inc. (“T. Rowe Price”). T. Rowe Price has sole voting power with respect to 127,270 shares, sole dispositive power with respect to all of the shares and no shared voting or dispositive power. The business address of T. Rowe Price is 100 East Pratt Street, Baltimore, Maryland 21202.

(5)

The number of shares beneficially owned and the description of such ownership contained herein are based solely on a Schedule 13G/A filed with the SEC on February 8, 2012 by Lee Munder Capital Group LLC (“Lee Munder”). Lee Munder has sole voting power with respect to 920,051 shares, no sole dispositive power and no shared voting or dispositive power. The business address of Lee Munder is 200 Clarendon Street T-28, Boston, MA 02116.

(6)

The number of shares beneficially owned and the description of such ownership contained herein are based solely on a Schedule 13G/A filed with the SEC on February 14, 2012 by Dimensional Funds Advisors LP (“Dimensional Funds”). Dimensional Funds has sole voting power with respect to 1,315,319 shares, no shared voting power and sole dispositive power with respect to all of the shares. The business address of Dimensional Funds is Palisades West, Building One, 6300 Bee Cave Road, Austin Texas, 78746.

(7)

The number of shares beneficially owned and the description of such ownership contained herein are based solely on a Schedule 13G/A filed with the SEC on February 13, 2012 by BlackRock, Inc. (“BlackRock”). BlackRock has sole voting and dispositive power with respect to all of the shares. The business address of BlackRock is 40 East 52nd Street, New York, New York 10022.

(8)

Includes 86,995 shares of common stock, 221,920 shares of common stock subject to time or performance-based vesting restrictions and 8,223 shares of common stock subject to presently exercisable stock options.

(9)

Mr. Marks resigned as of October 5, 2011 and the shares reflected in this table are based upon his final Form 4 filing, adjusted to reflect shares that were forfeited or options that expired as a result of his resignation.

(10)

Includes 13,367 shares of common stock, 31,307 shares of common stock subject to time or performance-based vesting restrictions and 33,340 shares of common stock subject to presently exercisable stock options.

(11)

Mr. Bierley resigned as of May 25, 2012 and the shares reflected in this table are based upon his final Form 4 filing, adjusted to reflect shares that were forfeited or options that expired as a result of his resignation.

(12)

Includes 63,748 shares of common stock, 89,531 shares of common stock subject to time or performance-based vesting restrictions and 103,752 shares of common stock subject to presently exercisable stock options.

(13)

Includes 42,842 shares of common stock, 83,657 of common stock subject to time or performance-based vesting restrictions and 6,024 shares of common stock subject to presently exercisable stock options.

(14)

Includes 51,631 shares of common stock, 88,023 shares of common stock subject to time or performance-based vesting restrictions and 7,993 shares of common stock subject to presently exercisable stock options.

(15)

Includes 20,489 shares of common stock, 5,654 shares of common stock subject to time or performance-based vesting restrictions and 25,000 shares of common stock subject to presently exercisable stock options.

(16)

Includes 18,086 shares of common stock, 5,654 shares of common stock subject to time or performance-based vesting restrictions and 20,000 shares of common stock subject to presently exercisable stock options.

(17)

Includes 18,252 shares of common stock, 5,654 shares of common stock subject to time or performance-based vesting restrictions and 20,000 shares of common stock subject to presently exercisable stock options.

(18)

Includes 22,327 shares of common stock, 5,654 shares of common stock subject to time or performance-based vesting restrictions and 25,000 shares of common stock subject to presently exercisable stock options.

(19)

Includes 21,407 shares of common stock, 5,654 shares of common stock subject to time or performance-based vesting restrictions and 20,000 shares of common stock subject to presently exercisable stock options.

(20)

Includes 9,752 shares of common stock, 5,654 shares of common stock subject to time or performance-based vesting restrictions and 20,000 shares of common stock subject to presently exercisable stock options. Mr. Miles has pledged 9,752 shares.

(21)

Includes 13,552 shares of common stock, 5,654 shares of common stock subject to time or performance-based vesting restrictions and 20,000 shares of common stock subject to presently exercisable stock options.

(22)

Includes 20,489 shares of common stock, 5,654 shares of common stock subject to time or performance-based vesting restrictions and 35,000 shares of common stock subject to presently exercisable stock options.

(23)

Includes 15,662 shares of common stock, 5,654 shares of common stock subject to time or performance-based vesting restrictions and 20,000 shares of common stock subject to presently exercisable stock options.

(24)	Includes 577,844 shares of common stock, 737,869 shares of common stock subject to time-based vesting restrictions and 379,569 shares of common stock subject to presently exercisable stock options.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

General

Our Board oversees our business and affairs and monitors the performance of management. In accordance with traditional corporate governance principles, our Board does not involve itself in our day-to-day operations. Instead, directors keep themselves informed through, among other things, discussions with our Chief Executive Officer (“CEO”), other key executives and principal external advisers (legal counsel, outside auditors, investment bankers and other consultants), reading reports and other materials that are provided to them and by participating in Board and committee meetings. Our directors are elected annually and hold office for a period of one year or until their successors are duly elected and qualified.

There are no family relationships among our directors or executive officers. There are no material proceedings to which any of our directors, officers or affiliates, or any of their associates, is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

To our knowledge, none of our directors or executive officers have been convicted in a criminal proceeding during the last ten years (excluding traffic violations or similar misdemeanors) and none of our directors or executive officers was a party to any judicial or administrative proceeding during the last ten years (except for any matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Determination of Independence

Our Board, in its business judgment, has made an affirmative determination that each of Robert F. Bernstock, Paul L. Brunswick, Wilfred A. Finnegan, Edwin J. Holman, Terry L. McElroy, Mark D. Miles, Bryan E. Monkhouse, Thomas M. Murnane and Maria C. Richter (all of our non-employee directors) meet the definition of “independent director” under applicable NASDAQ Listing Rules. In determining director independence, our Board broadly considers all relevant facts and circumstances, including NASDAQ Listing Rules and SEC rules, which require disclosure of the existence of “related person” transactions above certain thresholds between a director and our Company. Our Board considers the issue not merely from the standpoint of a director, but also from that of persons or organizations with which the director has an affiliation. An independent director must be free from any relationship with us or our management that may impair the director’s ability to make independent judgments. Particular attention is paid to whether a director is independent from management and to any credit relationships that may exist with a director or a related interest. In considering Mr. Holman’s independence, the Board considered his service as interim CEO during fiscal 2012.

Board Meetings

Our Board met ten times during the fiscal year ended September 27, 2012 (“fiscal 2012”). Each director attended 75% or more of the aggregate of the total number of meetings of the Board and the committees on which he or she served, during the period of such member’s service. During each of the five regularly scheduled meetings in fiscal 2012, management was excused for a portion of the meeting and our independent directors met in executive session.

Policy on Attendance at Annual Meetings of Stockholders. We do not have a stated policy, but encourage our directors to attend each annual meeting of stockholders, if practicable. At last year’s annual meeting of stockholders, held on March 14, 2012, three of our directors were present and in attendance.

Board Committees

During fiscal 2012, the Board had four standing committees: the Finance and Investment Committee, the Audit Committee, the Compensation and Organization Committee (the “CO Committee”) and the Corporate Governance and Nominating Committee.

Finance and Investment Committee. The Finance and Investment Committee was established by our Board for the purpose of overseeing and reviewing our financial plans and policies, financial structure and acquisition and divestiture strategies and transactions. The members of the Finance and Investment Committee are Wilfred A. Finnegan (Chairperson), Paul L. Brunswick, Maria C. Richter and Robert F. Bernstock.

Audit Committee. The Audit Committee was established by our Board for the purpose of overseeing our accounting and financial reporting processes and the audits of our financial statements. The responsibilities of the Audit Committee are set forth in a written charter, which is available on our website at www.thepantry.com. These responsibilities include, without limitation, (i) reviewing our systems of internal control over financial reporting with management and the independent registered public accounting firm, (ii) overseeing our internal audit function, (iii) selecting and evaluating our independent registered public accounting firm and approving the fees paid for audit and non-audit services, (iv) reviewing issues related to our financial statements and audit letters provided by our independent public accountants and (v) reviewing and approving all “related person transactions”, defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K.

The members of the Audit Committee are Paul L. Brunswick (Chairperson), Wilfred A. Finnegan, Terry L. McElroy, Bryan E. Monkhouse and Thomas M. Murnane. Our Board, in its business judgment, has made an affirmative determination that each member of the Audit Committee is an “independent director” as that term is defined by applicable NASDAQ Listing Rules, including the special independence requirements applicable to Audit Committee members. Our Board has also determined that Mr. Brunswick is an “Audit Committee financial expert” as such term is defined in the Exchange Act.

The Audit Committee met ten times during fiscal 2012. For additional information regarding the Audit Committee, see the “Audit Committee Report” below.

Compensation and Organization Committee. The CO Committee is responsible for establishing and administering our policies, programs and procedures for annual and long-term executive and director compensation, including reviewing and approving any additions or changes to employee benefit programs impacting executive or director compensation. The responsibilities of the CO Committee are set forth in a written charter, which is available on our website at www.thepantry.com. The current members of the CO Committee are Robert F. Bernstock (Chairman), Terry L. McElroy, Edwin J. Holman and Mark D. Miles. Mr. Murnane served as a member of the Committee in place of Mr. Holman during Mr. Holman’s service as interim CEO from October 2011 until March 2012. None of the members of the CO Committee are employed by us, and our Board, in its business judgment, has determined that each member of the CO Committee is an “independent director” as that term is defined by applicable NASDAQ Listing Rules. During fiscal 2012, the CO Committee met nine times.

The CO Committee has not been authorized to delegate its duties and responsibilities to other persons except that, under the terms of our 2007 Omnibus Plan, the CO Committee may authorize one or more officers of the Company to make awards to employees who are not executive officers. The Committee has delegated the authority to make awards between meetings of the CO Committee to employees who are not executive officers, subject to terms previously established by the CO Committee, and such awards are reviewed at the next meeting of the Committee. In addition, the CO Committee has the authority to retain compensation and/or benefits consultants, outside counsel and other advisors to assist the CO Committee in carrying out its duties and responsibilities. For additional information regarding the CO Committee, see “Compensation—Compensation Discussion and Analysis” and “Compensation—Compensation Committee Report” below.

Corporate Governance and Nominating Committee. Our Board has established the Corporate Governance and Nominating Committee to assist the Board by (i) identifying and evaluating individuals qualified to become members of the Board and recommending qualified individuals for nomination to the Board and to each of its committees and (ii) ensuring the highest standards of good corporate governance by, among other things, reviewing and evaluating our corporate governance policies and procedures and recommending to the Board any changes to such policies and procedures that it deems necessary.

The members of the Corporate Governance and Nominating Committee are Thomas M. Murnane (Chairperson), Edwin J. Holman, Mark D. Miles, Bryan E. Monkhouse and Maria C. Richter. Mr. Bernstock served as a member of the Committee in place of Mr. Holman during Mr. Holman’s service as interim CEO from October 2011 until March 2012. Our Board, in its business judgment, has determined that each current member of the Corporate Governance and Nominating Committee and each member of the Corporate Governance and Nominating Committee during fiscal 2012 is an “independent director” as that term is defined by applicable NASDAQ listing rules. The Corporate Governance and Nominating Committee met five times during fiscal 2012.

The Corporate Governance and Nominating Committee acts under a written charter, which is available on our website at www.thepantry.com, specifying its scope and purpose, including, among other things, (i) assisting the Board in identifying, interviewing and recruiting qualified director candidates; (ii) annually presenting to the Board a list of individuals recommended for nomination to the Board at the annual meeting of stockholders based on the committee’s review of those qualifications it deems necessary for service as a member of the Board; (iii) monitoring the independence of the Board; (iv) adopting (and periodically reviewing) a code of business conduct and ethics to ensure continued compliance with applicable legal, SEC and NASDAQ standards as well as corporate best practices; (v) periodically reviewing our public reporting and disclosure policies and procedures; and (vi) developing and implementing (and periodically reviewing) legal compliance policies and procedures for reporting evidence of material violations of securities laws, as required by the Sarbanes-Oxley Act and SEC regulations promulgated thereunder.

The Corporate Governance and Nominating Committee identifies, investigates and recommends prospective directors to the Board with the goal of creating a balance of knowledge, experience and capability. The committee identifies nominees by first evaluating the current members of the Board who are willing to continue in service, balancing the value of continuity of service by existing members with that of obtaining a new perspective. The committee believes that the continuing service of Board members promotes stability and continuity in the boardroom and gives us the benefit of their familiarity and insight into our business. Accordingly, it is generally the policy of the committee to nominate qualified incumbent directors who wish to continue in service, so long as such directors (i) satisfy the committee’s criteria for membership on the Board and (ii) in the opinion of the committee, will continue to make important contributions to the Board. If (i) any member of the Board does not wish to continue in service, (ii) the committee or the Board decides not to re-nominate a member for re-election or (iii) the size of the Board is increased, the committee generally will solicit suggestions for director candidates from all Board members and may consult with its professional advisors and the National Association of Corporate Directors for potential nominees. The committee may also engage a search firm to assist in identifying qualified candidates; where such a search firm is engaged, the committee will set the fees and the scope of the engagement.

Candidates for director are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Corporate Governance and Nominating Committee considers age, skills and such other factors as it deems appropriate given our current needs and the current needs of our Board to maintain a balance of knowledge, experience and capability. While the Corporate Governance and Nominating Committee does not have a formal or informal diversity policy, the Corporate Governance and Nominations Committee recognizes the value of a diverse Board of Directors and considers diversity, among the other factors indicated above, when assessing potential candidates for our Board of Directors. The Corporate Governance and Nominating Committee considers diversity to include cultural, gender and ethnic diversity, as well as diversity of experience, viewpoints and education. The Corporate Governance and Nominating Committee believes that candidates for director should have certain minimum qualifications, including business experience, high moral character as well as the ability to read and understand basic financial statements; however, the committee retains the right to modify these minimum qualifications from time to time. The Corporate Governance and Nominating Committee recommended the slate of directors proposed for election at the annual meeting, which was unanimously approved by the Board, including unanimous approval by the independent members of the Board.

The policy of the Corporate Governance and Nominating Committee (and the Board generally) is to consider written nominations of candidates for election to the Board properly submitted by stockholders; however, it does not actively solicit such nominations. Pursuant to our bylaws, stockholders must comply with certain procedures in connection with any nominations to the Board, which are summarized below under “Procedure for Nominations of Directors”. The Corporate Governance and Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether the candidate is recommended by a stockholder or otherwise.

Procedure for Nominations of Directors

Our bylaws provide procedures for the nomination of directors. Our bylaws provide that nominations for the election of directors may only be made by the Board or, if certain procedures are followed, by any stockholder who is entitled to vote generally in the election of directors. Any stockholder of record entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting of stockholders only if written notice of such stockholder’s intent to make such nomination or nominations has been delivered to our Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered no earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which we first publicly announce the date of such meeting). Each such notice of a stockholder’s intent to nominate a director must set forth certain information as specified in our bylaws and for the 2014 Annual Meeting of Stockholders must also be submitted in the time frame described below under “Submission of Stockholder Proposals for 2014 Annual Meeting of Stockholders”.

Board Leadership Structure

Our Board does not have a policy regarding whether the roles of Chairman and CEO should be separate because our Board believes it is in the best interests of our Company to retain the flexibility to have a separate Chairman and CEO or, if circumstances dictate, to combine the roles of Chairman and CEO. Currently, the roles are split so that Mr. Hatchell, our CEO, can focus on leading our business and operations and formulating our strategy and Mr. Holman, our Chairman, can focus on leading our Board’s oversight of our strategy and performance. As Chairman, Mr. Holman presides over and calls meetings of our Board and sets the agendas for these meetings and presides over meetings of our independent directors. Our Board believes that our Audit Committee, Compensation and Organization Committee and Corporate Governance and Nominating Committee, each of which consists solely of independent directors, provide important independent oversight.

During Mr. Holman’s period of service as interim CEO from October 2011 to March 2012, Mr. Finnegan served as our Lead Independent Director.

Board’s Role in Risk Oversight

Our Board, acting through all of its standing committees, actively oversees enterprise risk management to ensure that we maintain an effective risk management program. Our Board’s role in risk oversight is consistent with our overall leadership structure - management is responsible for assessing and managing our risk exposures and our Board maintains an oversight role, executed through open communication with management and independent oversight of strategic risks. To facilitate its oversight, our Board has delegated certain functions, including the oversight of risks related to these functions, to its committees as follows:

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Corporate Governance and Nominating Committee: Our Corporate Governance and Nominating Committee oversees our general risk management process and also reviews management’s evaluation of strategic, operational, legal and compliance-oriented risks. Our Corporate Governance and Nominating Committee annually reviews a survey and evaluation of enterprise risk conducted by our Risk Management Department, which focuses on identifying risks in the four following areas: (1) strategic, (2) financial, (3) operational and (4) governance. The Corporate Governance and Nominating Committee then discusses the information in the survey with the full Board. As part of its general risk management oversight role, the Corporate Governance and Nominating Committee receives periodic updates at or between its meetings from the Vice President of Risk Management, the Principal Financial Officer, the General Counsel and the Chief Executive Officer on matters related to risk.

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Audit Committee: Our Audit Committee oversees the financial risks related to the integrity of our financial statements, accounting and financial reporting process and financial statement audits, including our internal controls over financial reporting. In addition, our Audit Committee monitors risks related to our internal accounting staff and external independent auditors and our information technology systems. The Audit Committee reviews our policies with respect to the identification, evaluation and management of material risks related to our Company’s financial reporting, the carrying value of the Company’s assets, and other matters believed to involve a substantial risk of material adverse impact on the Company’s financial condition or reported financial results. Among other things, the Audit Committee, as contemplated by its charter, reviews with management and the independent auditor our financial statements and our certification process for periodic reports, oversees our internal audit, periodically reviews with management and the independent auditor the adequacy and effectiveness of our internal controls and potential for exposure to fraud and meets periodically with management to review our major financial risk exposures and the steps management has taken to monitor and control such exposures.

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Finance and Investment Committee: Our Finance and Investment Committee oversees the financial risks related to our financial plans and policies and our capital structure. Specifically, the Finance and Investment Committee periodically reviews our corporate financing matters and financial structures and oversees our treasury activities in light of our risk exposures and financial policies.

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Compensation and Organization Committee: Our CO Committee oversees risks associated with the people who are necessary to effectively execute our business strategy, including risks presented by our compensation program. Specifically, the CO Committee reviews and maintains oversight of our overall compensation policies and practices and recommends adjustments to our Board necessary to manage the risks arising from such policies and practices.

Each of these committees reports directly to our Board with respect to the risk categories it oversees. These ongoing discussions enable our Board to monitor our risk exposure and evaluate our risk mitigation efforts.

Compensation Program Risk Assessment

We regularly assess risks related to our compensation programs and our CO Committee considers risks related to our compensation programs (especially with respect to our executive compensation programs) when determining how to structure our officers’ and employees’ compensation. Based on our assessments of our compensation program, we have concluded that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on our Company. In arriving at such conclusion, the CO Committee has considered the following compensation program attributes as mitigating risk-taking incentives:

—	Our executive compensation program is overseen by a committee of independent directors;
—	Base salaries payable to our officers and employees are fixed and do not create any incentive for risk-taking;
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Our incentive-based cash compensation program for officers, including executive officers, contains a blend of performance measures designed to motivate sustained performance in key strategic areas, has a capped payout and contains a collar on certain performance measures to prevent windfall payments;

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Our equity awards align the interests of our officers with our stockholders and in fiscal 2012, our performance-based equity awards involve both short-term and longer-term performance periods and goals;

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Our stock ownership guidelines serve to further align senior management’s incentives with our stockholders and ensure that senior management is committed to long-term performance and sustained stock price appreciation as senior management would lose value if our stock price declined due to inappropriate or unnecessary risk taking;

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Compensation programs at place in our business units have metrics that are a blend of profit, efficiency and growth and are intended to align the incentives of business unit managers and employees with our overall corporate strategy;

—	Executive officers are not permitted to enter into hedging transactions involving our stock; and
—	We have adopted a compensation clawback policy to limit incentives for unnecessary risk-taking as compensation paid based on earnings that are misstated will be recovered from our executive officers.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. Our Code of Business Conduct and Ethics, which is available on our website at www.thepantry.com, is available free of charge upon written request to the attention of our Secretary, by mail addressed to The Pantry, Inc., 305 Gregson Drive, Cary, North Carolina 27511, or by telephone at (919) 774-6700. Consistent with Item 5.05 of Form 8-K, if we amend or grant any waiver from a provision of our Code of Business Conduct and Ethics that applies to our principal executives, financial or accounting officers or our Controller, we will publicly disclose such amendment or waiver, including by posting such amendment or waiver on our website at www.thepantry.com or by filing a Current Report on Form 8-K.

Stockholder Communications

Our stockholders may communicate directly with the members of the Board or the individual chairperson of standing Board committees by writing directly to those individuals at the following address: The Pantry, Inc., 305 Gregson Drive, Cary, North Carolina 27511. Our general policy is to forward and not to intentionally screen, any mail received at our corporate office that is sent directly to an individual Board member unless we believe the communication may pose a security risk.

PROPOSAL 1:    ELECTION OF DIRECTORS

Pursuant to our bylaws, our Board has fixed the size of our Board at nine members, effective immediately prior to the annual meeting, and has approved the nomination of the following nine directors for election at the annual meeting to serve for a period of one year or until the election and qualification of their successors: Robert F. Bernstock, Paul L. Brunswick, Wilfred A. Finnegan, Dennis G. Hatchell, Edwin J. Holman, Terry L. McElroy, Mark D. Miles, Bryan E. Monkhouse and Thomas M. Murnane. One of our current directors, Maria C. Richter, has chosen not to stand for re-election and the size of the Board is being reduced to nine members until otherwise determined by the Board.

Our Board has no reason to believe that the persons named above as nominees will be unable or will decline to serve if elected. In the event of death or disqualification of any nominee or the refusal or inability of any nominee to serve as a director, proxies voted for that nominee may be voted with discretionary authority for a substitute or substitutes as shall be designated by our Board.

Directors and Director Nominees

The following table and accompanying biographies provide information on our nominees for election to the Board at the annual meeting:

Name	Age	Year First Elected Director	Position
Edwin J. Holman	66	2005	Chairman of the Board
Robert F. Bernstock	62	2005	Director
Paul L. Brunswick	73	2003	Director
Wilfred A. Finnegan	54	2006	Director
Dennis Hatchell	63	2012	Director
Terry L. McElroy	64	2006	Director
Mark D. Miles	59	2006	Director
Bryan E. Monkhouse	68	2004	Director
Thomas M. Murnane	65	2002	Director

Edwin J. Holman was named Chairman of our Board on September 17, 2009 and served as Interim Chief Executive Officer from October 5, 2011 through March 5, 2012. He has served on our Board since October 2005 and currently serves as a member of our Compensation and Organization Committee (“CO Committee”) and our Corporate Governance and Nominating Committee. Previously, he had served as Chairman of our CO Committee and as a member of our Executive Committee, the duties and responsibilities of which are now encompassed by our Finance Committee. Mr. Holman was a 2011 National Association of Corporate Directors (NACD) Governance Fellow and was named as a Director honoree. He has demonstrated his commitment to boardroom excellence by completing NACD’s comprehensive program of study for corporate directors. He supplements his skill sets through ongoing engagement with the director community and access to leading practices. We believe Mr. Holman is especially qualified for our Board, and particularly as its Chair, because of his extensive executive experience in the retail industry. From March 2010 to the present, Mr. Holman also has served as the non-executive Chairman of RGIS International, which provides retail inventory solutions. Previously, Mr. Holman served as Chairman and CEO (2004-August 31, 2009) of Macy’s Central, a division of Macy’s Inc. that operates 217 department stores in the Midwest and Southern United States. He also served as President and CEO of Galyan’s Trading Company, a public company (2003-2004). Previously, Mr. Holman was the President and COO of Bloomingdale’s (2000-2003), a division of Federated Department Stores Inc.; President and COO of Rich’s/Lazarus/Goldsmiths divisions, a division of Federated Department Stores, Inc. (1999-2000); Chairman and CEO of Petrie Retail, Inc. (1996-1999); President and COO of Woodward & Lothrop (1994-1996); Vice Chairman and COO of The Carter Hawley Hale Stores; and a senior operating executive of The Neiman Marcus Group. Mr. Holman is well-versed in the various aspects of retail operations, and he also has high-level experience with a wide range of diverse companies, which we believe gives him very relevant skills in working with boards, overseeing management, assessing risk, and exercising diligence. Additionally, Mr. Holman’s substantive experience gives him a solid foundation from which to advise our company with respect to its numerous and diverse retail vendors, and his experience overseeing multiple retail stores under the same brand meshes with our business model organizational structure, vendor relations, and multiple retail store operations, making him an excellent fit for our Board and a prime choice as its Chair. Further, his diverse executive experience has prepared him to respond to complex financial and operational challenges, which we believe adds significant value to the critical skill sets needed by our Board, to help our company succeed in such a highly competitive marketplace. Finally, in addition to serving in several principal roles as employee, Mr. Holman has also served as an independent director on the boards of Office Max (2003) and Circle International (1994-2000), both public companies. During his tenure as director at Circle International, he served as Chairman of the Audit Committee for three years and also as Chairman of the Compensation Committee for two years. As of January 18, 2010, Mr. Holman also began serving on the Board of Directors of La-Z-Boy, a public company. We believe Mr. Holman’s commitment to boardroom excellence and his substantial retail, executive, and operational experience, particularly at large, multi-store companies, and his prior board experience make him valuable as Chairman of our Board.

Robert F. Bernstock has served on our Board since October 2005, and is currently a member of our Finance and Investment Committee and is Chairman of our CO Committee. Mr. Bernstock is currently self-employed as an independent consultant. Mr. Bernstock was President of the U.S. Postal Service Mailing and Shipping Services division from June 2008 until June 2010, which has produced in excess of $70 billion in annual revenues. As President, he was responsible for product management, development, and retail and commercial sales and services, which required his participation in pricing, operational support, service enhancements, partnerships and investment activities. Mr. Bernstock’s other high level executive and director experience includes positions at SecureSheet Technologies (Chairman and CEO, 2006-2008); Scotts Miracle-Gro Company (COO and President of North America, 2003-2006); The Dial Corporation (Senior Vice President and General Manager); Campbell Soup Company (President of the U.S. Division, President of the International Division, and Executive Vice President); Vlasic Foods International (President, CEO, and Director, 1998-2001; Atlas Commerce, Inc. (President, CEO, and Director); and NutriSystem, Inc. (Director). We believe this broad executive experience not only equips Mr. Bernstock well to advise our Board generally, but it also provides him (and our company) with particular advantages. Specifically, the diversity of his corporate experience—from Scotts Miracle-Gro to Campbell Soup Company and Atlas Commerce—give him extensive experience working with diverse boards of directors and overseeing management. This background also provides him with a collection of best practices and strategies to help inform our Board’s general corporate decision-making, our CO Committee’s specific analyses regarding executive pay and benefits, and our Finance and Investment Committee’s oversight and review of our company’s financial plans and policies and our acquisition and divestiture strategies. We believe Mr. Bernstock’s significant experience as a director of Vlasic Foods, Atlas Commerce, Inc., and NutriSystem, Inc, as well as his high-level executive experience, qualifies him for service as a member of our Board of Directors, Chairman of our CO Committee, and member of our Corporate Governance and Nominating Committee and Finance and Investment Committees.

Paul L. Brunswick has been a director since July 2003, and is currently a member of the Finance and Investment Committee and Chairman of our Audit Committee. He previously served on our Corporate Governance and Nominating Committee. Mr. Brunswick is currently on the Board of Directors of VTFLEX, Inc. and has served on the Board of Directors of Beroe, Inc. since 2005. Mr. Brunswick was on the board of The WakeMed Foundation from 2005 through 2011 and as a director of Lonesource, Inc. from 2003 until March 2010. Service on those boards has provided him with the background and experience of board processes, function, exercise of diligence and oversight of management. Since 1999, Mr. Brunswick has provided financial and business consulting services through his own company, General Management Advisory, and brings that expertise to our Board as well. Further, we find Mr. Brunswick’s financial background to provide additional value to our Board and our Audit and Finance and Investment Committees. From 1992 to 1999, Mr. Brunswick was Vice President and Chief Financial Officer of Good Mark Foods, Inc., a publicly-held meat snack manufacturer and marketer whose primary retail channel of distribution was via convenience stores, and in that role dealt with that company’s public accountants, regulatory agencies and the Audit Committee of its Board of Directors. Prior to 1992, he served as Chief Financial Officer of Compuchem Corporation and Photographic Sciences Corporation, and as Corporate Controller of Voplex Corporation, all publicly-held companies. In addition, he served as director, Chair of the Audit Committee, and Chair of the Compensation Committee of Waste Industries, another public company, from 1999 to 2005. Mr. Brunswick brings to us previous experience as Corporate Controller, Chief Financial Officer, and Audit Committee Chair, uniquely qualifying him to serve as our Audit Committee Chair and as a member of our Finance and Investment Committee.

Wilfred A. Finnegan was elected to our Board in July 2006, and currently serves as a member of our Audit Committee and Chairman of our Finance and Investment Committee. We believe Mr. Finnegan’s experience in the financial sector and his demonstrated past board performance make him a good fit for our Board and, in particular, our Audit and Finance and Investment Committees. Mr. Finnegan co-founded the high yield securities business at JPMorgan Chase (then Chemical Bank, and later Chase Manhattan) in 1993 and subsequently was promoted to the head of Global Leveraged Finance, where he accumulated substantial leadership and financial experience. His later positions as Senior Advisor to The Carlyle Group, a global private equity firm (2003-2005), more recently as Managing Director (2007-2008) of GoldenTree Asset Management, LP, and as an independent consultant since 2003 further enhance his executive experience and fiscal know-how. His committee experience at JPMorgan – as a member of the Management, Global Markets, and Market Risk committees there – provides additional experience in analyzing risk and performing financial strategic planning that we believe adds value to his participation on our Audit and Finance and Investment Committees. Finally, Mr. Finnegan attained a B.A. and M.B.A. from Dartmouth College, one of the nation’s top undergraduate and business institutions. We believe Mr. Finnegan’s significant executive, financial, and educational background qualifies him for service as a member of our Board, Chairman of our Finance and Investment Committee, and member of our Audit Committee, and also makes him a valuable addition to our team.

Dennis G. Hatchell joined as our President and Chief Executive Officer on March 2012, and as a Director in March 2012. Prior to joining the Company, he was with Alex Lee, Inc. (“Alex Lee”), where he served as Vice Chairman since April 2011. Prior to becoming Vice Chairman, Mr. Hatchell served as President and Chief Operating Officer of Alex Lee from December 1995 to April 2011, where he was responsible for developing and implementing the company’s strategic business plan and operating budgets and overseeing its three operating companies as well as carrying out the succession plan, supervision and training of senior leadership. Mr. Hatchell has also served as President of Lowes Food Stores, Inc., a division of Alex Lee, from 1989 to 1995 and Group Vice President of Merchandising and Store Operations from 1986 to 1989 for H. E. Butt Grocery Company in San Antonio, Texas. Prior to that, Mr. Hatchell served as President of Merchant Distributors, Inc., a division of Alex Lee from 1980 to 1986. He also served in several positions rising to Vice President, General Manager of Western Grocers (Super Valu) in Denver, Colorado, from 1972 to 1980.

Terry L. McElroy was named director in March 2006 and currently serves on both the CO Committee and the Audit Committee of our Board. He has also served on our Executive Committee, the duties and responsibilities of which are now encompassed by our Finance and Investment Committee. Since his 2006 retirement, Mr. McElroy has been self-employed as an independent consultant. Before his 2006 retirement, Mr. McElroy spent more than twenty-five years in multiple executive roles with McLane Company, Inc., a $34 billion supply chain services company that provides grocery and food service supply chain solutions for thousands of convenience stores, including for our company. For the last five years of his executive experience at McLane, he was President of McLane Grocery Distribution, which has provided him the background and experience of working with a board of directors and overseeing management in addition to his substantively valuable experience in a closely-related industry. We believe Mr. McElroy is well qualified to serve on our Board’s CO Committee and the Audit Committee. As a former President and Vice President of Distribution at McLane, Mr. McElroy was responsible for developing and implementing corporate strategy, including how it related to compensation and benefits. Specifically, he served on the committee that developed the first formalized position description and salary framework for the company as a whole, and he later helped develop a formal succession planning process for senior positions that contributed to successful internal promotions for almost all open positions. During his tenure at McLane, Mr. McElroy also served on the committee that formalized the company’s beliefs and values and developed its first long-term strategic plan, and as President, he was responsible for developing and updating the strategic plan for that unit. Further, Mr. McElroy’s extensive high-level executive experience has routinely exposed him to financial analysis and oversight, preparing him for service on our Audit Committee, which monitors regulatory financial compliance and the independence and performance of internal and external auditors. We believe that Mr. McElroy’s broad executive experience, particularly as President and Vice President of a food service supply chain servicing convenience stores, qualifies him well to serve on our Board and on our CO and Audit Committees.

Mark D. Miles first joined our Board in January 2006 and currently serves on our CO Committee and our Corporate Governance and Nominating Committee. Mr. Miles’ wide array of experience, both in terms of industry and position, give him a valuable perspective from which to contribute to our Board as it oversees our company’s dealings with multiple-industry vendors and the public. Mr. Miles was appointed CEO of Hulman & Company in December 2012 and elected to their Board of Directors in March 2012. Hulman & Company is a private, family-owned company comprised of the Indianapolis Motor Speedway, INDYCAR, the Clabber Girl brand and various other business entities. From 2006 to 2012, Mr. Miles was the President and Chief Executive Officer of Central Indiana Corporate Partnership, Inc., a not-for-profit organization of central Indiana CEOs and university presidents that seeks to foster growth and opportunity throughout the region. Additionally, Mr. Miles is currently a director for City Financial Corporation, a holding company for City Securities, in Indianapolis, Indiana and serves on its Compensation and Audit Committees. City Securities Corporation is Indiana’s oldest and largest, independent, full service investment firm active in investment services, money management, insurance, public finance, corporate finance, taxable fixed income, institutional sales and syndication of tax credits. Also, Mr. Miles recently served as the Chairman of the Board of “Our 2012 Super Bowl”, the host committee of Super Bowl 2012 in Indianapolis, Indiana. He has held numerous other executive positions in the sports industry, including fifteen years as CEO of the ATP, the official international circuit of men’s professional tennis tournaments (1990 to 2005); President of the Organizing Committee of the 1987 Pan American Games in Indianapolis; and President of the RCA Championships (formerly Indianapolis ATP tournament). We find that this exposure to major event planning has prepared Mr. Miles to offer substantive advice in the areas of marketing and negotiating with vendors, and it also provides experience in strategically responding to complex operational and financial challenges and overseeing an array of personnel, both of which are important Board and Committee functions. Mr. Miles was also Executive Director of Corporate Relations for Eli Lilly & Co., an international agricultural, medical instrument, and pharmaceutical company. Mr. Miles’ responsibilities at Eli Lilly included oversight of the company’s Washington, D.C. office and all of its federal and state governmental affairs, including all lobbying activities. Additionally, Mr. Miles has had experience managing political campaigns, including a mayoral campaign for the city of Indianapolis and several congressional candidate campaigns for both the Indiana and U.S. legislatures. Not only do these positions further underscore Mr. Miles’ diversity of experience in high level executive positions, but we believe that they, and particularly the not-for-profit position, highlight his experience helping businesses plan and strive for growth and show him to be well-situated to strengthen and expand his (and therefore our) business network. We believe Mr. Miles’ diverse and long-ranging executive and operational experience well prepares and qualifies him to serve on our Board and its CO and Corporate Governance and Nominating Committees.

Bryan E. Monkhouse has served on our Board since December 2004 and is currently a member of our Corporate Governance and Nominating Committee and our Audit Committee. Since 2003, Mr. Monkhouse has served as chairman of Blue Water Safaris, Ltd. and as managing director of Liamuiga Marine Limited, both privately-held companies offering tourism services in the Caribbean. Additionally, since his retirement from Irving Oil Limited in 2003, Mr. Monkhouse has been self-employed as a consultant and has provided consulting services to Irving Oil in 2004 and 2008. Mr. Monkhouse has broad high level executive experience in both the oil and convenience store industries, which we believe makes him an ideal fit for our Board. Early in Mr. Monkhouse’s career, he held senior positions in supply, corporate development, logistics, and marketing with Suncor, Inc., an integrated Calgary oil company. As VP of Marketing at Suncor, he was responsible for the operation of the company’s convenience store chain. He then moved to Irving Oil Limited, a petroleum refiner and marketer serving New England and eastern Canada, where he was responsible for approximately 800 convenience stores in Canada and the United States as Vice President of Marketing. Mr. Monkhouse was named COO of the four-billion dollar enterprise in 2001, and he was then charged with overseeing its operations, interacting with inside and outside public accountants and auditors and exercising diligence, all of which are relevant and valuable to our Board and particularly our Audit Committee. Further, at both oil companies, Mr. Monkhouse served as a supply executive, which we believe gives him unique and valuable insight into the goals and constraints of oil companies in their dealings with companies like ours. We believe that Mr. Monkhouse’s work in oil and convenience operations, his continuing executive experience, and his proven financial acumen make him a very valuable member of our Board and its Audit and Corporate Governance and Nominating Committees.

Thomas M. Murnane has been a member of our Board since October 2002 and currently chairs our Corporate Governance and Nominating Committee and serves as a member of our Audit Committee. Mr. Murnane was recently appointed to the Dean’s Alumni Advisory Committee for College of Arts and Sciences at the Ohio State University. He has demonstrated his commitment to boardroom excellence by completing NACD’s comprehensive program of study for corporate directors. He supplements his skill sets through ongoing engagement with the director community and access to leading practices. Since 2005, Mr. Murnane has been a Principal and co-owner of ARC Business Advisors, a boutique consultancy that provides strategic and operational advice to retailers and their suppliers, as well as mergers and acquisitions due diligence support to both strategic and financial investors on transactions in the retail sector. In light of our company’s history and strategy of growth through acquisitions, Mr. Murnane’s experience is relevant and useful to our company on a substantive level. In addition, advising on significant transactions also highlights Mr. Murnane’s skills in assessing risk and exercising diligence, which are functions relevant to his Committee positions. Mr. Murnane also has extensive experience in the financial sector and its retail applications, an attribute that adds value to his posts on our Board generally and on the Audit Committee in particular. Until his retirement in 2002, Mr. Murnane was a partner at PricewaterhouseCoopers, LLP. He began his career at PwC in 1980, and during his tenure there, he directed first the firm’s Retail Strategy Consulting Practice, later its Overall Strategy Consulting Practice for the East Region of the United States, and most recently served as Global Director of Marketing and Brand Management for PwC Consulting. From 2003-2008, Mr. Murnane also served on the Board of Captaris, Inc., a company that developed software to automate paper and other document-centric processes. He chaired the Governance, Nominating, and Strategy Committee, and for various periods served on both the Audit and Compensation Committees there. Captaris was sold to Open Text, a Canadian Company, in 2008. From 2003 to the present, Mr. Murnane has served on the board of Pacific Sunwear of California, Inc., a national chain of specialty stores that retail apparel, accessories, and footwear to teenage consumers. He also serves on the Audit Committee at Pacific Sunwear. From 2002 to 2010, Mr. Murnane served on the board of Finlay Enterprises, Inc., a retailer of fine jewelry. Mr. Murnane also serves on the Board of Directors of Goodwill Southern California, a non-profit organization. We believe Mr. Murnane’s diverse executive and board experience provides him key skills in working with directors, understanding board processes and functions, responding to complex financial and operational challenges, and overseeing management. Further, we believe that Mr. Murnane’s demonstrated commitment to boardroom excellence, his experience at a national accounting/consulting firm, his demonstrated understanding of business combinations, his retail prowess, and his prior and current experience on a variety of boards of directors make him a valuable addition to our Board and its Audit, CO and Corporate Governance and Nominating Committees.

Our Board recommends that stockholders vote FOR the election of these nominees.

COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the philosophy and objectives of our executive compensation program, explains the compensation decision-making process and details the individual components of total compensation for our named executive officers. Our named executive officers (the “NEOs”) for fiscal 2012 were:

Name	Position
Dennis G. Hatchell	President, Chief Executive Officer and Director
Edwin J. Holman	Chairman of the Board and former interim Chief Executive Officer
Terrance M. Marks	Former President and Chief Executive Officer
Berry L. Epley	Vice President, Assistant Corporate Secretary and Controller (Principal Financial Officer)
Mark R. Bierley	Former Senior Vice President, Chief Financial Officer
Keith S. Bell	Senior Vice President, Fuels
Thomas D. Carney	Senior Vice President, General Counsel and Secretary
John J. Fisher	Senior Vice President, Retail Merchandising and Restaurant Operations

Executive Summary

2012 Company Performance Highlights

We are pleased with our inside comparable store sales growth and the reduction we made in expenses. Our inside comparable store sales grew by 3.3% compared to 0.2% in fiscal 2011, and our operating, general and administrative expenses were reduced to $610.0 million from $628.5 million in fiscal 2011.

The year was a volatile one for our fuels business, and despite the successes outlined above, our fuel gross margin significantly impacted the bottom line results of the Company. Our fuel gross profit was $210.3 million, compared to $257.1 million in fiscal 2011, and our Adjusted EBITDA was $210.1 million, compared to $231.7 million in fiscal 2011.

Hiring of Mr. Hatchell as President and CEO

On March 5, 2012, Dennis G. Hatchell was hired as President and CEO. We entered into an employment agreement with Mr. Hatchell. The agreement outlined compensation arrangements for ongoing compensation, as well as certain compensation to replace compensation forfeited as a result of leaving his previous employer. Refer to the CEO Employment Agreement discussion in the Executive Employment Agreement section below.

Summary of the Elements of Compensation

The following key components and objectives made up the fiscal 2012 executive compensation program for our executive officers including our NEOs.

Element	Objectives	Key Features
Base Salary

Attract and retain executives by providing a competitive and appropriate level of fixed cash compensation that reflects the executive’s primary duties and responsibilities, individual performance and the position’s relative value in the marketplace.

Fixed compensation element with merit increase component that considers the economic environment as well as intent to appropriately reward annual performance contributions.
Annual Incentive Awards	Focus executives on achieving pre-determined, short-term (annual) corporate objectives established by the CO Committee that support our business strategy and drive overall performance.

Variable cash compensation component with performance targets set annually that are determined by considering a number of internal and external environmental factors; payouts against these targets are intended to reward individuals based on achievement of corporate goals. Actual annual incentives earned may be 0, if threshold performance objectives are not achieved, or may range from 50% to 200% of the target annual incentive opportunity, depending on our actual performance compared to the performance targets.

Long-Term Incentive Awards

Align an executive’s interests with the stockholders’ interests, reward executives for achieving our long-term business objectives and creating and improving stockholder value, and promote long-term retention of our executives.

Variable equity-based compensation component with awards that are a blend of 15% stock options, 30% service-vesting restricted stock and 55% performance-based restricted stock.
Health & Welfare Plans	Help protect executives and their families from the possibility of economic hardships caused by illness, disability or loss of life.	Indirect compensation component which mirrors the health and welfare benefits offered to employees in general.
Retirement Plan	To provide a tax-efficient retirement vehicle.	Indirect compensation component offered to all eligible employees to participate and receive Company contributions to our 401(k) plan.
Perquisites	Encourage the health of our executives and provide a similar level of benefits provided to other members of management.	Indirect compensation component includes an executive physical program and car allowance.

Changes to Our Compensation Program – 2012

For 2012, the only significant change that the CO Committee made to our incentive plans was to add an inside comparable store sales growth metric to the Annual Incentive Plan (“AIP”), as sales growth is a key determinate of the health of the business.

Changes to Our Compensation Program - 2013

The CO Committee made the following changes to the AIP for 2013 to strengthen our pay for performance focus: 1) increasing weight on inside comparable store sales; 2) providing a simpler measure to replace the merchandise gross profit ratio; 3) reducing the impact of fuel volatility on bonus payouts; and 4) preventing disproportionately high payouts because of the overachievement on some measures if other measures are underachieved. Specifically, the following changes were made:

—	Inside comparable store sales metric weighting was changed from 35% to 40%;
—	Inside net profit contribution (merchandise gross margin dollars minus operating, sales, general and administrative expenses) replaced the merchandise gross profit ratio;
—	Fuel gross margin metric weighting was changed from 30% to 25%;
—	Inside net profit contribution and fuel gross margin qualifiers were added. Threshold performance on both metrics must be met to allow a bonus payout for any individual measure to exceed 100%; and
—	Retained a metric for achieving a threshold of Adjusted EBITDA to qualify.

The CO Committee also made a change to the performance-based restricted stock performance measurement in the Long-Term Incentive Program (“LTIP”) to address the unpredictability of fuel market conditions. This change addresses the difficulty of setting three year Adjusted EBITDA performance targets given that fuel gross margins are volatile. For performance-based restricted stock awarded in 2013, the performance measurement period is based on the first year’s Adjusted EBITDA results. To keep the focus on driving long-term stockholder value, any shares earned vest over three years in three annual installments commencing on the first anniversary of the grant date.

Pay Mix at Target

The table below illustrates how the primary components of target executive compensation (base salary, annual cash incentive opportunity and long-term equity incentive opportunity) are allocated. For our NEOs in fiscal 2012, the target allocation was as follows:

2012 Fiscal Year Compensation Mix (1)(4)
Name	Base Salary	Annual Incentive Plan	Long-term Equity Incentive
Dennis G. Hatchell	27%	27%	47%
Edwin J. Holman(2)	88%	0%	12%
Terrance M. Marks	29%	29%	43%
Berry L. Epley(3)	53%	21%	26%
Mark R. Bierley	36%	22%	42%
Keith S. Bell	36%	22%	42%
Thomas D. Carney	36%	22%	42%
John J. Fisher	36%	22%	42%

(1)

Total compensation for purposes of this table is the total of base salary, annual cash at target level and long- term incentive opportunities with performance-based incentive at target level. The amounts associated with these target percentages will differ from the actual amounts reflected in the Summary Compensation table. The sum of the percentages in each row may not equal 100% due to rounding.

(2)	In his role as interim CEO, Mr. Holman was not entitled to an AIP bonus.
(3)	This pay mix of Mr. Epley, a Vice President of the Company, is different than that of Senior Vice Presidents.
(4)

The CO Committee believes that this compensation mix aligns with our compensation philosophy of pay-for-performance because a significant percentage of each NEO’s compensation is variable and/or equity-based compensation. The emphasis on performance serves to tie executive compensation to our annual and long-term success.

Fiscal 2012 Compensation Results for the CEO and Other NEOs

While we were pleased with our inside comparable store sales growth and the reduction we made in expenses, our fuel gross margin and Adjusted EBITDA did not meet our expectations. With the implementation of stronger pay for performance programs beginning in fiscal 2010, the CO Committee feels that these results were linked appropriately to the actual pay received by our NEOs. As a significant amount of pay is at risk for our NEOs, the financial results and share price significantly affected the actual pay realized in fiscal 2012. NEOs who were employed for the full fiscal year realized an average of 42% of their target total compensation. Some of the long-term incentive value could be regained through improved results in the future and an increase in stock price. The following summarizes the impact of 2012 results on pay:

—

Salary: The salaries of all NEOs, other than Mr. Epley, remained unchanged from the prior year. Mr. Epley received merit increases during the year and additional salary related to his service as Principal Financial Officer.

—	Non-Equity Annual Incentive: NEOs did not receive any amounts under this plan reflecting the failure to satisfy the Adjusted EBITDA qualifier under the plan.
—

Bonus Awards: Mr. Hatchell received $46,100 upon signing his employment agreement and a guaranteed bonus in the amount of $437,500 to replace compensation forfeited as a result of leaving his previous employer, which was negotiated at the time of hire and Mr. Epley received a discretionary bonus in the amount of $67,735.

—

Stock & Option Awards: Performance-based restricted stock for years 2012, 2011 and 2010 did not vest as a result of the Company missing the 2012 Adjusted EBITDA performance goals. Most of the stock options for NEOs are “under water” as of the end of the fiscal year. Some time-based restricted stock did vest, delivering value to some NEOs, but at a share price lower than the share price at the time of grant.

The CO Committee considers realized pay in assessing the relationship between pay and performance. The chart below is designed to show the average target compensation (salary, non-equity incentive and stock and option awards) set by the CO Committee for the 2012 fiscal year (labeled as “Target $”) and the average amount the NEOs actually earned (labeled as “Realized $”) during the fiscal year. This reflects the CO Committee’s decisions on pay and how actual pay links to the Company’s financial performance and share price. Only three NEOs (Mr. Bell, Mr. Carney, and Mr. Fisher) were employed for the full fiscal year. Mr. Hatchell entered into an employment agreement with the Company effective March 5, 2012 and received a guaranteed bonus as part of his employment agreement. Mr. Epley, our Vice President, Assistant Corporate Secretary and Controller, received a discretionary bonus of $67,735.

(1)	The designated NEOs are the NEOs who were employed by the Company at the end of fiscal 2012; i.e., Mr. Hatchell, Mr. Epley, Mr. Bell, Mr. Carney and Mr. Fisher.
(2)

Every fiscal year the CO Committee determines a target salary, a target non-equity incentive as a percent of base salary, and a target stock and option award as a percent of salary for each NEO. Both the target and realized amounts reflected in this table differ from those shown in the Executive Compensation-Summary Compensation table for a variety of reasons, including the following: (i) the target equity amounts are based upon target values considered by the CO Committee in making the awards rather than accounting values reflected in the Summary Compensation Table; and (ii) realized amounts disregard the value of the unvested portions of the equity awards. The impact of the timing of any salary increase and the number of weeks in the fiscal year affect the actual salary earned in any one fiscal year. In order to neutralize the timing issues the salary in the “Target $” amount is the same as the salary amount in the “Realized $” amount.

(3)

Realized compensation is the actual salary earned in the fiscal year and the actual non-equity incentive earned in the fiscal year as reported in the Summary Compensation Table. It also includes a value for the realized stock and options awards, which reflect the value of any stock that vested and the value of any options that vested in the fiscal year in which the strike price is higher than the fiscal year closing price. The realized stock and option award amount excludes any potential value that may be realized from future vesting or an increase in the Company’s stock price.

(4)

Retention equity grants awarded on October 5, 2011, which generally vest in October 2013, are not considered part of our normal compensation program and are not reflected in either the target or realized amounts.

The following table reflects the specific realized compensation for each designated NEO for fiscal 2012.

Incumbent	Target Salary	Realized Salary (Fiscal)	Target Bonus $	Realized Bonus	Target LTI $	Realized LTI $	Total Target $	Total Realized $

Dennis G. Hatchell	$412,500	$412,500	$437,500	$437,500	$721,875	$-	$1,571,875	$850,000
Berry L. Epley	$240,771	$240,771	$94,800	$67,735	$106,842	$-	$442,413	$308,506
Keith S. Bell	$310,000	$310,000	$186,000	$-	$356,500	$94,062	$852,500	$404,062
Thomas D. Carney	$300,000	$300,000	$180,000	$-	$345,000	$15,286	$825,000	$315,286
John J. Fisher	$302,500	$302,500	$181,500	$-	$347,875	$27,855	$831,875	$330,355
Average	$313,154	$313,154	$215,960	$101,047	$375,618	$27,441	$904,733	$441,642

Decisions Made to Strengthen Compensation Governance Practices

Over the past three years the CO Committee made the following governance-related decisions:

—

Implemented a Compensation Risk Assessment: In January 2011, the CO Committee implemented a formal review process of risks in our compensation programs. In November 2012, the CO Committee completed another review of our compensation programs and practices and agreed that the risks were within our ability to effectively monitor and manage and were not reasonably likely to have a material adverse effect on the Company.

—

Strengthened Stock Ownership and Retention Guidelines: Our executives are required to achieve ownership of a number of shares of our common stock to further align their interests and actions with the interests of our stockholders. In fiscal 2011, the CO Committee increased the CEO’s ownership guideline from three times base salary to six times base salary, maintained SVPs at one time base salary, and implemented a retention requirement for executives to retain 75% of net after-tax shares from option exercise and stock vesting until ownership guidelines are achieved.

—

Implemented a Clawback Policy: In fiscal 2011, the Company implemented a clawback policy that allows for the recovery of “excess” incentive-based compensation from all executive officers if financials are restated due to material non-compliance with reporting requirements. In addition to a stand-alone policy, the provisions of this clawback policy have been built into the AIP, long-term award agreements and individual employment agreements.

—

Annual Say-on-Pay Advisory Vote: In the March 2011 proxy statement, our Board recommended an annual advisory (nonbinding) vote on Executive Compensation that received the affirmative vote of 91% of the votes cast at the annual meeting, and therefore determined to hold advisory (nonbinding) votes on Executive Compensation annually.

—	Anti-Hedging Policy: Our employees, officers and directors may not engage in short-term speculative transactions involving trading of the Company’s securities.

Our Executive Compensation Program Governance Practices

Compensation Program Objectives

The primary objectives of our executive compensation program are to fulfill our business and operating needs, comport with our general human resource strategies and enhance stockholder value. We believe the best way to attract, motivate and retain the executive talent essential to the achievement of our short-term and long-term business objectives is to provide a compensation package that:

—	Provides for base compensation that attracts and retains executives by providing a competitive and appropriate level of fixed cash compensation;
—	Rewards executives for the accomplishment of pre-defined business goals and objectives (“pay for performance”); and
—	Aligns the interests of management with those of stockholders so that executives will receive financial rewards when performance is at a level that is expected to increase stockholder value.

The Compensation Process

The CO Committee is responsible for establishing and administering our policies, programs and procedures for annual and long-term executive and director compensation; reviewing and approving any additions or changes to employee benefit programs impacting executive and director compensation; and assessing our organizational structure and the development of our executives. Additional details about the CO Committee’s duties and responsibilities are outlined in its Charter, which can be found on our website at www.thepantry.com.

For the NEOs, the CO Committee reviews and approves all compensation decisions. In making its compensation decisions regarding our CEO, the CO Committee takes into consideration the Board of Directors’ annual performance evaluation of our CEO and competitive market analyses for other CEOs based on publicly available information provided by our independent compensation consultant. As part of the review process for NEOs other than our CEO, the CO Committee takes into consideration recommendations from our CEO, competitive market analyses and other quantitative and qualitative factors such as overall Company performance, individual performance, internal pay alignment and retention concerns.

The CO Committee uses an annual calendar that provides a framework in which it works to accomplish each action required of it. Decisions on pay program changes for the fiscal year, including salary increases, bonus plan design and targets, and equity plan design and targets, are typically made in the first quarter of that fiscal year.

Role of Executive Officers

Our CEO and other NEOs have no role in recommending or setting their own compensation. Our CEO makes recommendations to the CO Committee regarding compensation matters related to his direct reports and provides input regarding executive compensation programs and policies.

Role of Compensation Consultant

In June 2011, after completing an extensive review of the incumbent consultant and six other firms, the Committee selected Frederic W. Cook & Co., Inc. (“Cook & Co.”) to be the consultant for the Committee on a go-forward basis. Cook & Co.’s role is to provide the CO Committee with expert analyses, advice and information with respect to executive and non-employee director compensation. A representative of Cook & Co. attends CO Committee meetings, as requested, and communicates with the Chair of the CO Committee between meetings. However, the CO Committee makes all decisions regarding the compensation of executive officers.

During fiscal 2012, Cook & Co. consulted with the CO Committee and management, as directed by the Committee, regarding the following:

—	Market analysis on executive pay for NEO new hires;
—	New hire CEO pay and terms and conditions of employment;
—	AIP design;
—	LTIP design, including grant-type alternatives and performance measures and weightings;
—	Executive employment agreement terms and conditions;
—	Non-employee director compensation levels and program structure;
—	Stock ownership guidelines for executives and non-employee directors;
—	Governance issues regarding existing and new regulations;
—	Special compensation issues associated with the CEO transition including interim CEO compensation and retention awards for certain executives; and
—	Tally sheet format and design.

Cook & Co. reports directly to the CO Committee and all work conducted by Cook & Co. for us is on behalf of the CO Committee. Cook & Co. provides no services to the Company other than executive and non-employee director compensation consulting services and has no other direct or indirect business relationships with the Company or any of its affiliates. All executive compensation services provided by Cook & Co. are conducted under the direction and authority of the CO Committee. In addition, in its consulting agreement with the CO Committee, Cook & Co. agrees to advise the Chair of the CO Committee if any potential conflicts of interest arise that could cause Cook & Co.’s independence to be questioned, and to undertake no projects for management except at the request of the CO Committee Chair and as an agent for the CO Committee.

Role of Benchmarking

When making compensation decisions, the CO Committee compares the compensation of our NEOs against compensation paid to similarly-situated executives at companies that the CO Committee considers to be our peers and also utilizes national retail survey data from Hewitt Associates and the Hay Group.

Proxy Peer Group

For fiscal 2011, the CO Committee directed Meridian (the Committee’s former compensation consultant) to update the market compensation analysis for our executive officers. The fiscal 2011 analysis included data from a proxy peer group viewed by the CO Committee as comparable in terms of size and business complexity. The proxy peer group was selected by the CO Committee after reviewing all publicly-traded companies in the “retail” and “food and staples retail” categories per the Global Industry Classification System, and reflects the CO Committee’s view of the retailers it considers as likely competitors for our executive talent. Data was obtained from proxy statement disclosures of executive pay as reported by other publicly-traded convenience store industry peers and select retailers (“proxy peer group”). The proxy peer group includes the following companies:

Alimentation Couche-Tard	Delek US Holding, Inc.	Radio Shack Corporation
Big Lots	Dollar General Corp.	Ruddick Corporation
Casey’s General Stores, Inc.	O’Reilly Automotive, Inc.	Susser Holdings Corporation
Dick’s Sporting Goods, Inc.	Pep Boys Manny Moe & Jack	Tractor Supply Company

Hewitt’s Retail Database

The CO Committee also considered compensation data from over forty companies classified in Hewitt’s database as “retailers”, subdivided as follows: (a) retailers whose products and results are less dependent on changes in prevailing fashion trends and whose annual revenues were between $1 billion and $5 billion, and (b) all retail participants. Market pay levels for The Pantry’s executive positions were based on those data sources the CO Committee regarded as most relevant for the specific position.

Data was adjusted as appropriate by our consultant using standard statistical and analytical techniques to ensure the information was comparable for a company of our size. Note that for this analysis, our revenue was considered to be $3 billion (vs. the actual reported revenues of $8.3 billion noted elsewhere in this CD&A). This approach reflects the CO Committee’s belief that market pay opportunities for its executive positions should not be unduly influenced by its gasoline sales volume, the potential volatility of gasoline prices, or both. At the time of the fiscal 2011 review, total compensation for our CEO and other NEOs generally fell between the 25th and 50th percentiles. In implementing our executive compensation program for fiscal 2012, the CO Committee targeted total compensation opportunities for our NEOs to deliver overall rewards between the 25th and 50th percentile relative to the market for achieving targeted results in the belief that this competitive stance is sufficient to attract, retain and motivate executives.

Hay Group Retail Executive Database

The CO Committee also utilized the Retail Executive Database provided by Hay Group, an independent consulting firm retained by management, as another reference point for executive compensation decisions in fiscal 2012. Hay Group collected data from a broad group of over one hundred retail companies. After adjusting the data using standard statistical methods based on revenue to make the information more comparable for a company of our size, Hay Group provided the retail compensation data to the CO Committee and Cook & Co. in a summary form. The Hay Group retail compensation data provides a frame of reference for the Committee to consider as it makes decisions each year about base salary, annual incentives and long-term incentives for our NEOs, as well as other employees.

Due to the number of companies comprising the retail compensation data provided by both Hewitt and the Hay Group, the manner in which this data has been adjusted and the additional factors taken into consideration in determining the compensation for each executive, we believe that describing components of the retail compensation database in summary form better serves our investors’ understanding of our compensation policies than listing the more than one hundred companies in these databases.

Role of Individual and Company Performance

Although the CO Committee compares our compensation levels to levels for similar positions at peer group companies and examines data from a broader retail sample, it does not rely solely on benchmarking in making its compensation decisions. While a competitive base salary is required to attract and retain executives, the CO Committee believes that a significant portion of the compensation earned by our NEOs should vary with the achievement of the Company’s short- and long-term business goals. As previously identified, a significant portion of our executives’ total direct compensation is at risk through utilization of our AIP and LTIP design.

To measure individual performance, each NEO has annual objectives that include specific goals related to improving financial and operational results. An executive officer’s individual objectives and measurement of success vary with the individual executive’s area of responsibility. These measurements determine whether an individual is performing his or her job in a satisfactory manner and whether that individual may be eligible for an increase in salary. For each NEO other than the CEO, the CEO makes salary recommendations based on the individual performance of such NEO largely based on his review of achievement related to those objectives. Similarly, the CO Committee takes into consideration the individual performance of the CEO, largely based on its, and the Board’s, review of the achievement related to those goals and objectives established at the beginning of the fiscal year as well as the demonstration of various competencies including leadership, strategic planning, communications, external relations, talent acquisition and development, board relations and customer focus. The CO Committee considers individual performance and objectives primarily when setting and adjusting base salary.

The CO Committee develops, measures and sets Company financial targets that apply equally to all NEOs. Due to the pay for performance structure of the AIP and LTIP, the performance of the Company against these key financial measures and the price of the stock determine, to a great extent, the overall realized pay of the NEOs.

Role of Tally Sheets

During fiscal 2012, the CO Committee reviewed tally sheets prepared for each of our NEOs. The tally sheets describe the total dollar value of each NEO’s annual compensation for the past three fiscal years. The total dollar value includes salary, short-term and long-term incentive compensation and the costs incurred by us to provide various health and insurance benefits and perquisites to our NEOs. The tally sheets also describe the mix of compensation, the stock awards and their accumulated realized and unrealized stock gains and the amounts the NEOs will receive if they leave the Company under various circumstances (such as retirement, disability or termination in connection with a change in control).

The tally sheets provide a means of ensuring that the CO Committee is able to make informed decisions regarding the impact on executive officer compensation of changes it considers. These sheets provide insight into the compensation opportunities available to our executive officers (by component and in total), the motivational and retention aspects of outstanding equity plan awards and the potential obligations that could become payable under a variety of possible employment termination scenarios.

Elements of our Executive Compensation Program

The following key components made up the fiscal 2012 executive compensation program for our executive officers including our NEOs.

Base Salary

We consider the following factors in setting base salary levels for our executive officers (without applying a specific weighting to any factor):

—	The executive’s achievement of his individual goals and objectives as well as the overall manner in which the duties of his assigned role have been carried out;
—	The relationship between current salary and appropriate internal and external salary comparisons;
—	The range of salary increases being granted by competitors; and
—	Whether the responsibilities of the position have changed during the preceding year.

Each of our NEOs, other than Mr. Epley, has entered into an employment agreement with us which establishes the salary for such NEO, subject to increases at the discretion of the CO Committee and/or Board. Base salaries are reviewed annually and may be adjusted, as discussed above. Base salaries are generally targeted between the 25th to 50th percentiles of our peer groups, and individual salaries vary within the competitive range, depending on the executive’s experience and performance. Also, the CO Committee retains the flexibility to pay outside this range as necessary. For example, the CO Committee may pay outside of this range to attract external talent or to retain existing executives whose skills are viewed as critical to our ability to achieve our business objectives.

The CO Committee did not authorize any base salary increases to any NEOs for fiscal 2012 due to the Company’s financial performance and performance of the stock during the fiscal year. Mr. Epley received a salary increase for his performance in the role of Vice President, Assistant Corporate Secretary & Controller before becoming our Principal Financial Officer during our search for a permanent CFO.

Annual Incentive Award

Our AIP is designed to reward the achievement of annual performance goals. It is one of our key management incentive plans covering 284 employees including all of our NEOs. All participants, including our NEOs, are assigned target incentive opportunities expressed as a percent of fiscal base salary as shown in the table called Grants of Plan-Based Awards in fiscal 2012. Actual payouts that can be earned by any of our NEOs can vary from 50% of target awards for achieving or exceeding threshold performance goals to 200% of target awards for achieving or exceeding maximum performance targets.

The CO Committee reviewed the design of our AIP for fiscal 2012 and made a few revisions intended to tie our rewards more closely to our strategic initiatives while continuing to drive stockholder value:

—

The CO Committee modified the financial performance metrics and weights for its fiscal 2012 program. The CO Committee added an Inside Comparable Store Sales growth metric at a 35% weight, since sales growth is a key determinate of the health of the business. The Merchandise Gross Profit Ratio (defined as the quotient of merchandise gross profit divided by operating store general and administrative expenses without operating rent and adjusted for one-time accounting charges not forecasted but approved by CO Committee) continued to be one of the measures and was weighted at 35%. Fuel Gross Margin Dollars (gasoline sales minus the cost of gasoline sales) also continued to be a measure with a weight of 30%.

—

Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization adjusted for one-time accounting charges not forecasted but approved by CO Committee) continues to be an important aspect of the AIP in serving as a “qualifier” for the fiscal 2012 plan. We believe Adjusted EBITDA is a key measure our stockholders use to evaluate our long-term performance. If a certain minimum level of Adjusted EBITDA is not achieved, no payments attributed to the other financial performance metrics (Inside Comparable Store Sales, Merchandise Gross Profit Ratio and Fuel Gross Margin Dollars) will be earned under the Plan.

—

The chart below shows the measures and results for fiscal 2012. No payments were made to NEOs under the plan because the Company did not achieve the minimum Adjusted EBITDA qualifier. However, as discussed under the Fiscal 2012 Compensation Results for the CEO and Other NEOs above, bonus payments outside the plan were made to Mr. Hatchell and Mr. Epley.

2012 Annual Incentive Plan Performance Measures and Results
					2012	Performance as	Payout as %
Performance Measures	Weighting	Threshold	Target	Maximum	Results	% of Target	of Target
Comp Store Sales Growth	35.0%	1.00	3.50	5.00	3.32	96.4%	0.0%
Merchandise Gross Profit Ratio	35.0%	1.08	1.12	1.14	1.12	107.7%	0.0%
Fuel Gross Margin Dollars(1)	30.0%	$215	$233	$251	$210	0.0%	0.0%
Minimum Adjusted EBITDA Qualifier(1)		$214			$210	0.0%	N/A
Payout as Percentage of Target Award		50.0%	100.0%	200.0%		0.0%	0.0%

(1)	Shown in millions.

Long-Term Incentive Awards

The CO Committee granted long-term incentive awards in fiscal 2012 pursuant to our Omnibus Plan. We provide long-term incentive awards to ensure that our overall compensation program is competitive and supports our goal of attracting and retaining talented executives. Long-term incentive awards are intended to align the interests of our NEOs and other key employees with those of our stockholders, especially when combined with our minimum stock ownership requirements (discussed below), and to reward executives for achieving our long-term business objectives and for maximizing stockholder value.

Fiscal 2012 Equity Grants – Type and Mix

In December 2011, the CO Committee granted long-term incentive awards to NEOs with the following mix: 55% performance-based restricted stock, 30% time-based restricted stock and 15% stock options. We consider all equity-based compensation to be performance-based, in that the ultimate value is tied to our share price and total stockholder return performance. The CO Committee chose this mix to reflect market trends and to further align our compensation program with our pay for performance philosophy through the increased use of performance-based restricted stock. The target award opportunity as a percentage of base salary (based on grant date fair value at target) was 175% for our CEO, 115% for other NEOs with the exception of Mr. Epley whose target award opportunity was 50%.

Award Type	Grant Date Fair Value Mix	Reason for Type of Award
Performance-Based Restricted Stock	55%

The CO Committee emphasizes performance-based, at-risk equity awards. The shares of performance-based restricted stock vest only if certain performance goals are achieved and align the executive officers’ incentives with both our operational and stockholder return performance.

Time-Based Restricted Stock	30%

The shares of time-based restricted stock are intended primarily as a long-term retention tool to encourage executive officers to continue to serve the Company. The CO Committee believes that time-based restricted stock will also align the interests of executives with stockholders by encouraging executives to focus on maximizing stockholder value as the economic value of these awards is tied to our stock price.

Stock Options	15%

Stock options are also intended to align our executive officers’ interests with our stockholders’ interests and to reward share price appreciation, as stock options have value to executive officers only if our share price increases.

For fiscal 2012, the CO Committee believes that the combination of these types and amounts of stock awards fell within the targeted range for competitiveness and gave executives considerable incentive to maximize long-term financial growth for our stockholders. Specific grants to our NEOs made in fiscal 2012 are disclosed in the Grants of Plan-Based Awards in Fiscal 2012 table below.

Performance-Based Restricted Stock

Fiscal 2012 Performance-Based Grants

For performance-based restricted stock granted in fiscal year 2012, the CO Committee kept the percent of performance-based equity at 55% of total equity and used the same design and structure as was used in the fiscal 2011 grant. That is, the grant included both one-year and three-year performance periods to focus executives on our growth strategy and achieving long-term results. Shares of the fiscal 2012 grant may vest in each of three performance periods beginning on December 16, 2012. The performance goals are based on year over year Adjusted EBITDA growth. Participants have the opportunity to earn up to 33.3% of the target number of shares granted for annual Adjusted EBITDA performance in each of fiscal years 2012 and 2013. At the end of fiscal 2014, participants may earn up to 150% (minus the shares earned in the first two years) of full target number of shares based on cumulative Adjusted EBITDA performance over the three-year period. Based on fiscal 2012 performance, the CO Committee determined that fiscal 2012 Adjusted EBITDA did not meet the threshold level, resulting in no shares vesting in the first performance period of this grant.

Fiscal 2011 Performance-Based Grants

For performance-based restricted stock granted in fiscal year 2011, the CO Committee increased the percent of performance-based equity to 55% and changed the design of the award to include both one-year and three-year performance periods, to focus executives on our growth strategy and achieving long-term results. Shares of the fiscal 2011 grant may vest in each of three performance periods beginning on December 17, 2011. The performance goals are based on year over year Adjusted EBITDA growth. Participants have the opportunity to earn up to 33.3% of the target number of shares granted for annual Adjusted EBITDA performance in each of fiscal years 2011 and 2012. At the end of fiscal 2013, participants may earn up to 150% (minus the shares earned in the first two years) of the full target number of shares based on cumulative Adjusted EBITDA performance over the three-year period. Based on fiscal 2012 performance, the CO Committee determined that fiscal 2012 Adjusted EBITDA did not meet the threshold level, resulting in no shares vesting in the second performance period of this grant.

Fiscal 2010 Performance-Based Grants

Shares of performance-based restricted stock awarded in fiscal year 2010 have an opportunity to vest in three annual installments commencing on December 7, 2010. The annual vesting is determined by each fiscal year’s performance. For the first installment of the fiscal 2010 grants, the CO Committee chose year-over-year Adjusted EBIT growth as the sole performance measure. For the second and third installment of the grant, the CO Committee chose annual Adjusted EBITDA as the sole measure and set the targets for fiscal years 2011 and 2012 consistent with the targets established for the performance-based restricted stock granted in fiscal 2010. Based on fiscal 2012 performance, the CO Committee determined that fiscal 2012 Adjusted EBITDA did not meet the threshold level, resulting in no shares vesting in the third performance period of this grant.

	2012 Annual Measures			% of 2012 Eligible
Award Fiscal Year	Threshold	Target	Results	Shares Vested
2012 Award
Adjusted EBITDA Performance Targets ($M)	$214.0	$232.0	$210.1	0.0%
Vesting Schedule for 2012 Tranche	50%	100%

2011 Award
Adjusted EBITDA Performance Targets ($M)	$250.0	$270.0	$210.1	0.0%
Vesting Schedule for 2012 Tranche	50%	100%

2010 Award
Adjusted EBITDA Performance Targets ($M)	$250.0	$270.0	$210.1	0.0%
Vesting Schedule for 2012 Tranche	50%	100%

Time-Based Restricted Stock

In fiscal 2012, 30% of each NEO’s long-term incentive grant was in the form of time-based restricted stock based on the fair market value of our common stock on the date of grant. Shares of time-based restricted stock awarded in fiscal year 2012 vest in three annual installments commencing on the first anniversary of the grant date.

Stock Options

In fiscal 2012, 15% of each NEO’s long-term incentive grant was in the form of stock options, based on the Black-Scholes grant date fair value. Stock options granted in fiscal 2012 have an exercise price equal to the fair market value of our common stock on the date of grant, have a seven-year term, and vest in three annual installments commencing on the first anniversary of the grant date.

Retention Award of Time-Based Restricted Stock

Mr. Marks unexpectedly resigned from his position as President & CEO on October 5, 2011. Mr. Marks departure created significant uncertainty for the senior management team. In addition to the CEO vacancy, the Company had been recruiting for a Senior Vice President, Operations, to replace another departed executive. The CO Committee felt it was in the best interest of the Company and stockholders to take action to stabilize the senior management team. The CO Committee approved retention awards in the form of time-based restricted stock to the following NEOs in order to encourage members of the senior management team to remain with the Company. The awards were granted on October 5, 2011 and vest fully on the second anniversary of the grant date. If the grantee is terminated without cause before the first anniversary of the grant date, 50% of the shares will vest. If the grantee is terminated without cause after the first anniversary of the award, the amount of shares vested will be prorated based on the number of full months of service since the grant date. Mr. Bierley resigned on May 25, 2012 and forfeited his entire grant.

Name	Title	Fair Value of Grant

Mark R. Bierley	Former Senior Vice President, Chief Financial Officer	$450,000

Keith S. Bell	Senior Vice President, Fuels	$300,000

Thomas D. Carney	Senior Vice President, General Counsel and Secretary	$300,000

John J. Fisher	Senior Vice President, Retail Merchandising and Restaurant Operations	$300,000

Equity Award Grant Practices

Our equity award grant practices require that annual equity grants to our NEOs be made three trading days after our annual earnings results have been announced (as long as there is no material information that has not yet been disclosed publicly). Our equity grant practice continues to require that the exercise price or price for calculation of any full value shares equal the closing price of our common stock on the date of grant.

Our policy is not to grant our equity awards when there is material information about our Company that has not been disclosed publicly. We also have never re-priced or back-dated options granted under any of our equity compensation plans, and the Omnibus Plan specifically prohibits these practices. All long-term incentive awards since fiscal 2008 have been granted in compliance with this policy.

Executive Stock Ownership and Retention Guidelines

The CO Committee believes that our NEOs should have a meaningful ownership stake in the Company that will align their interests with our stockholders and will promote a long-term perspective in managing our Company. The ownership guidelines specify a dollar value, expressed as a multiple of base salary, of shares that our NEOs must accumulate and hold. Stock options and unvested restricted stock do not count toward satisfying these ownership guidelines. Beginning in fiscal 2012 the CO Committee increased the ownership requirement for the CEO from three times base salary to six times base salary and also implemented a requirement that executives retain and hold 75% of the net, after-tax profit shares from stock option exercises and restricted stock vesting, until the required ownership levels are met. The following table lists the specific ownership requirements.

Position	Minimum Ownership Requirements (Dollar Value of Shares)	Retention Requirements
Chief Executive Officer	6 times Base Salary	Retain 75% of net, after-tax profit shares until ownership guidelines are met

Senior Vice President	1 times Base Salary	Retain 75% of net, after-tax profit shares until ownership guidelines are met

Once a year, the CO Committee will review ownership levels of executives covered by these ownership requirements against the guidelines. For purposes of determining the value of the stock held by an executive at this annual review, the value per share shall be the 90-day average closing share price of the Company’s common stock as of the end of the previous month.

Benefits & Perquisites

Generally, the CO Committee believes that benefits to executives should be aligned with those provided for other employees. Therefore, the health and welfare benefits and the 401(k) plan benefits offered to executives are largely those that are offered to the general employee population.

In early fiscal 2010, the CO Committee undertook a review of the benefits and perquisites offered to our executive officers. In connection with that review, the CO Committee eliminated many of the perquisites previously offered, including club memberships, certain tax and estate planning perquisites, supplemental health benefits and a Company-provided car. It retained certain benefits such as enhanced life insurance, an annual wellness physical, relocation benefits and replaced the Company car program with a monthly car allowance. The CO Committee views our limited executive perquisites as reasonable and competitive.

Additional details regarding these programs are provided in connection with the footnotes to the All Other Compensation column of the Summary Compensation Table below.

Executive Employment Agreements

Due to the highly competitive market for executive talent in the retail sector, we have typically entered into employment agreements with our NEOs, including our CEO. We generally offer these arrangements to attract key talent from outside the Company by providing a fixed level of severance income and other benefits in the case of employment termination for various reasons.

We believe that we benefit from these arrangements because we receive various competitive protections in the form of restrictive covenants (non-compete, non-solicitation and non-disclosure provisions). Also, these arrangements are designed to promote stability and the retention of our executives in the event of a change in control.

Under the terms of these employment agreements, as well as the severance agreement which the Company has with Mr. Epley in lieu of an employment agreement, our NEOs are generally entitled to severance benefits upon the occurrence of specified events including termination of employment without cause and upon a change in control. Enhanced benefits in the case of a change in control for our NEOs require the occurrence of both the change in control as well as a subsequent termination of employment, which is referred to generally as a “double trigger”. We do not provide so-called excise tax “gross-ups”.

The CO Committee determined the appropriate payment and benefit levels under the various circumstances that trigger payments or provision of benefits upon termination or change in control by examining general market practices regarding severance compensation, with our independent compensation consultant’s advice and assistance. In determining the multiples of severance compensation, the CO Committee considered many factors, including the compensation being paid to similarly-situated executives at peer group companies, the other elements of compensation being offered to the executive and its view of what is an appropriate level of severance to be paid under various termination scenarios.

The CO Committee generally does not engage in negotiations with the NEOs regarding the severance compensation element of the employment agreement because it believes that severance compensation is a standard benefit that should be uniform for all NEOs other than the Company’s CEO. With respect to the CEO, the specific severance compensation payable to our CEO may differ under certain circumstances from the other NEOs as a result of arms-length negotiations between the CEO and the CO Committee at the time of hire. A more detailed description of the general termination and change in control provisions we have in place is set forth in the section below entitled Potential Payments upon Termination or Change in Control.

CEO Employment Agreement

In connection with his employment, Mr. Hatchell entered into an employment agreement with the Company effective March 5, 2012. The agreement outlines the terms and conditions of Mr. Hatchell’s ongoing compensation opportunity as well as certain compensation arrangements intended to replace compensation he forfeited from his prior employer.

His ongoing cash compensation opportunity consists of a base salary of $750,000 and target bonus of 100% of base salary. For fiscal 2012, the agreement provided for a minimum cash bonus of $437,500 (target bonus pro-rated for seven months worked during 2012) largely to replace the compensation forfeited from his prior employer. No minimum cash bonus is provided for subsequent fiscal years.

On his hire date, Mr. Hatchell also received the following cash and equity awards: (1) a grant of $435,938 in time-vesting restricted stock, (2) stock options with grant date fair value of $98,438, (3) a target performance-based restricted share award with grant date fair value of $361,000 and (4) a cash sign-on bonus of $46,100. On December 14, 2012, pursuant to the employment agreement, Mr. Hatchell received an additional grant of $435,938 in time-based restricted stock. Of these awards, a portion of the first restricted stock award, the entire second restricted stock award and the cash sign-on bonus were intended to replace unvested compensation Mr. Hatchell forfeited from his prior employer. The remainder represents a pro-rated fiscal 2012 target long-term incentive opportunity.

The employment agreement also outlines certain benefits for which Mr. Hatchell is eligible, including a temporary housing allowance, health and welfare benefits and severance arrangements under certain termination scenarios. We view our severance arrangements with our NEOs as key elements of a competitive executive compensation program and our CO Committee monitors and periodically reviews these arrangements. A more detailed description of the general termination and change in control provisions we have in place is set forth in the section below entitled Potential Payments upon Termination or Change in Control.

Clawback Policy

In early fiscal 2011, our Board of Directors adopted a compensation clawback policy. In the event that we are required to prepare an accounting restatement due to the material noncompliance by us with any financial reporting requirement under the securities laws, we will seek to recover from any current or former executive officer who received incentive-based compensation (including stock options awarded as compensation) during the three-year period preceding the date on which we are required to prepare the accounting restatement, the amount paid based on erroneous data that exceeds what would have been paid to the executive officer under the accounting restatement. We will amend this policy, if necessary, in accordance with the rules of the SEC, as they are promulgated.

Policy with Respect to $1 Million Deduction Limit and Impact of Accounting Treatment

The CO Committee believes it is important to consider the financial reporting and income tax consequences to us when it makes decisions about our executive compensation program. Overall, the CO Committee seeks to balance the effectiveness of compensation for the NEO, with the resulting impact on reported earnings, as well as deductibility considerations.

In making its compensation decisions, the CO Committee has considered that Section 162(m) limits deductions for compensation paid in excess of $1 million. As a result, the CO Committee has designed much of the total compensation packages for the NEOs to qualify for the performance-based compensation exemption from the deductibility limit. However, it has retained the discretion to design and use compensation elements that may not be deductible under Section 162(m) if, in its judgment, doing so would be in our best interests.

We do not expect the accounting treatment of differing forms of equity awards to vary significantly. For this reason, accounting treatment is not expected to have a material impact on the forms of equity compensation selected, or on other compensation decisions.

Policy with Respect to Hedging of Company Stock

It is our policy that each of our employees, officers and directors is expected to know and comply with laws, rules and regulations and all other Company policies and procedures, including those applicable to transactions governed by SEC regulations. Accordingly, our employees, officers and directors may not engage in short-term speculative transactions involving trading in our securities. This includes short sales, sales against the box and puts, and calls and options on our securities (other than the exercise of employee or director stock options). Other practices which may be effectively considered hedging, such as forward purchase contracts or margin loans, are not prohibited, but are subject to legal review in advance.

Compensation Committee Report

The CO Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with Management. Based on such review and discussions, the CO Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in both the Company’s Annual Report on Form 10-K for the year ended September 27, 2012 and the Company’s Proxy Statement on Schedule 14A for the Annual Meeting of Stockholders to be held on March 14, 2013.

Compensation and Organization Committee

Robert F. Bernstock, Chairman

Edwin J. Holman

Terry L. McElroy

Mark D. Miles

Executive Compensation Tables

The following tables and accompanying narratives and footnotes are an important part of our disclosures and should be read in conjunction with the Compensation Discussion and Analysis, which sets forth the objectives of our Executive Compensation Program.

Summary Compensation Table

The following table provides a summary of the compensation for our NEOs for the fiscal years ending September 27, 2012, September 29, 2011, and September 30, 2010.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Fiscal Year(2)	Salary(3)	Bonus(4)	Stock Awards(5)	Option Awards(5)	Non-Equity Incentive Plan Compensation(6)	All Other Compensation(7)	Total(8)

Dennis G. Hatchell (1)	2012	$412,500	$483,600	$796,932	$98,437	$-	$185,255	$1,976,724
President, CEO and Director

Edwin J. Holman (1)	2012	$290,769	$-	$169,987	$-	$-	$110,218	$570,974
Chairman of the Board and former interim CEO

Terrance M. Marks (1)	2012	$29,808	$-	$-	$-	$-	$161	$29,969
Former President and CEO	2011	$765,866	$-	$1,515,810	$125,837	$623,100	$57,612	$3,088,225
	2010	$764,423	$-	$135,427	$-	$571,655	$31,398	$1,502,903

Berry L. Epley (9)	2012	$240,771	$67,735	$120,234	$15,642	$-	$19,183	$463,565
Vice President, Assistant Corporate Secretary and Controller (Principal Financial Officer)

Mark R. Bierley (1)(10)	2012	$289,327	$-	$865,434	$73,122	$-	$69,578	$1,297,461
Former Senior Vice President, CFO	2011	$423,366	$-	$465,312	$54,671	$205,020	$82,791	$1,231,160
	2010	$6,538	$130,000	$-	$-	$-	$-	$136,538

Keith S. Bell	2012	$310,000	$-	$603,027	$53,337	$-	$20,158	$986,522
Senior Vice President, Fuels	2011	$306,931	$-	$501,754	$38,798	$149,544	$23,096	$1,020,123
	2010	$307,400	$-	$130,779	$116,876	$153,255	$23,396	$731,706

Thomas D. Carney (1)	2012	$300,000	$-	$593,242	$51,617	$-	$148,678	$1,093,537
Senior Vice President, General Counsel and Secretary	2011	$78,462	$-	$91,251	$9,858	$37,850	$24,379	$241,800

John J. Fisher (1)	2012	$302,500	$-	$595,688	$100,423	$-	$38,709	$1,037,320
Senior Vice President, Retail Merchandising and Restaurant Operations	2011	$296,969	$-	$427,986	$38,398	$145,926	$24,736	$934,016
	2010	$145,962	$-	$50,054	$-	$75,406	$52,144	$323,566

(1)

Mr. Hatchell was hired on March 5, 2012. Mr. Hatchell’s compensation amounts for fiscal 2012 reflect this partial year of employment. Mr. Holman served as interim CEO from October 5, 2011 through March 5, 2012. Mr. Holman’s compensation amounts for fiscal 2012 reflect this partial year of service as interim CEO as well as compensation for his service as a non-employee director and Chairman of the Board during fiscal 2012. Mr. Marks resigned effective October 5, 2011. Mr. Bierley resigned effective May 25, 2012. Mr. Carney commenced employment on June 27, 2011. Mr. Bierley commenced employment on September 27, 2010 and Mr. Fisher commenced employment on March 15, 2010. Compensation amounts reflect partial years of employment where applicable.

(2)

Fiscal 2012 is the period from September 30, 2011 to September 27, 2012. Fiscal 2011 is the period from October 1, 2010 to September 29, 2011. Fiscal 2010 is the period from September 25, 2009 to September 30, 2010. Fiscal 2012 and 2011 were 52-week years and fiscal 2010 was a 53-week year.

(3)

The Company has entered into employment agreements with each NEO other than Mr. Epley. Each agreement sets an initial base salary at the time of hire. Thereafter, the base salary is set at the CO Committee’s discretion. For more detailed information on the CO Committee’s process and philosophy in setting base salaries, refer to the section entitled Base Salary in the Compensation Discussion and Analysis.

(4)

The amounts shown in column (d) consist of the following: Mr. Hatchell’s employment agreement provided for a guaranteed bonus of $437,500 and a sign-on bonus payment of $46,100 intended to make-up for forfeited compensation from his prior employer. Mr. Epley received a discretionary bonus of $67,735 and Mr. Bierley’s employment agreement provided for a sign-on bonus payment of $130,000.

(5)

The amounts shown in columns (e) and (f) are the aggregate grant date fair value of stock options, time-based restricted stock and performance-based restricted stock computed in accordance with FASB Accounting Standard Codification Topic 718, and do not reflect the compensation actually received by the NEOs. These award values have been determined based on certain assumptions, which are described in Note 17 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2012. The amount shown in column (e) is the sum of the fair market value of the time-based restricted stock and performance-based restricted stock. Since the amounts include the retention grants made to Mr. Bierley, Mr. Bell, Mr. Carney and Mr. Fisher, the amounts represent a higher percentage in relation to the individual salary than would normally be the case under our LTIP.

(6)

Column (g) reflects the amounts paid under the AIP for each fiscal year. See Annual Incentive Award in the Compensation Discussion and Analysis for a description of non-equity incentive plan compensation design.

(7)

Amounts represent Company matching contributions to the 401(k) retirement plan, the cost of Company-provided life insurance benefits, the cost of Company-provided vehicles, relocation expenses and other personal benefits, including payments at termination. Details are described in the following table entitled All Other Compensation Table.

(8)	The amounts reported in this column are the sums of columns (c), (d), (e), (f), (g) and (h) for each of the NEOs.
(9)	In the absence of a CFO, Mr. Epley assumed additional responsibilities for a portion of fiscal 2012 as our Principal Financial Officer.
(10)	Mr. Bierley forfeited all equity granted in fiscal 2012 due to his resignation on May 25, 2012.

All Other Compensation Table

The following table sets forth each component of the All Other Compensation column of the Summary Compensation Table for fiscal 2012.

Name	401(k) Matching Contribution	Cost of Company- Provided Insurance(1)	Cost of Company- Provided Car or Car Allowance(2)	Relocation Expenses(3)	Other Personal Benefits(4)	Director Fees (5)	Total
Dennis G. Hatchell	$-	$156	$7,000	$158,882	$19,217	$-	$185,255
Edwin J. Holman (5)	$-	$383	$-	$-	$-	$109,835	$110,218
Terrance M. Marks	$-	$-	$161	$-	$-	$-	$161
Berry L. Epley	$10,487	$1,011	$7,685	$-	$-	$-	$19,183
Mark R. Bierley	$19,114	$1,335	$6,000	$18,610	$24,519	$-	$69,578
Keith S. Bell	$9,823	$1,335	$9,000	$-	$-	$-	$20,158
Thomas D. Carney	$2,368	$1,173	$9,000	$136,137	$-	$-	$148,678
John J. Fisher	$13,032	$1,313	$9,000	$15,364	$-	$-	$38,709

(1)	Represents the dollar value of life and long-term disability insurance premiums paid by us on behalf of our NEOs.
(2)	Represents car-related expenses including allowances, lease costs, maintenance, fuel and taxes, if applicable.

(3)

The amounts in this column represent relocation expenses or, in the case of Mr. Hatchell, a payment in lieu of reimbursement for relocation expenses in accordance with the Company’s relocation policy. Of the amounts shown for Mr. Carney, in connection with his relocation from Michigan to North Carolina, $2,995 represents reimbursement for taxes owed on temporary living expenses, $27,500 represent the excess of the fair market value amount that we paid to purchase Mr. Carney’s home in Michigan over the net amount that we received upon resale and the balance represents reimbursements for temporary living, movement of household goods and expenses related to the sale of his home.

(4)	Represents the legal expenses for Mr. Hatchell and the vacation payout for Mr. Bierley.
(5)	Represents the director fees earned by Mr. Holman during fiscal 2012.

Grants of Plan-Based Awards in Fiscal 2012

The following table provides information about equity and non-equity incentive plan awards granted to our NEOs in fiscal 2012. All stock options were granted under our Omnibus Plan. All non-equity incentive plan awards were granted under our annual incentive plan which is an element of our Omnibus Plan.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Award: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Closing Market Price on Grant	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)(3)(6)	Options (#)(4)	Date ($/Share)	Awards ($)
Dennis G. Hatchell		$225,000	$750,000	$1,500,000
	03/05/12				15,041	30,083	45,124			$12.00	$360,996
	03/05/12							36,328		$12.00	$435,936
	03/05/12								24,671	$12.00	$98,437

Edwin J. Holman (5)		$-	$-	$-
	10/05/11							7,575		$13.20	$99,990
	03/14/12							5,654		$12.38	$69,997

Berry L. Epley		$47,400	$94,800	$189,600
	12/16/11				2,574	5,148	7,722			$11.17	$57,503
	12/16/11							5,616		$11.17	$62,731
	12/16/11								4,084	$11.17	$15,642

Mark R. Bierley (7)		$-	$-	$-
	12/16/11				12,033	24,066	36,099			$11.17	$268,817
	10/05/11							34,090		$13.20	$449,988
	12/16/11							13,127		$11.17	$146,629
	12/16/11								19,092	$11.17	$73,122

Keith S. Bell		$93,000	$186,000	$372,000
	12/16/11				8,777	17,554	26,331			$11.17	$196,078
	10/05/11							22,727		$13.20	$299,996
	12/16/11							9,575		$11.17	$106,953
	12/16/11								13,926	$11.17	$53,337

Thomas D. Carney		$90,000	$180,000	$360,000
	12/16/11				8,493	16,987	25,480			$11.17	$189,745
	10/05/11							22,727		$13.20	$299,996
	12/16/11							9,266		$11.17	$103,501
	12/16/11								13,477	$11.17	$51,617

John J. Fisher		$90,750	$181,500	$363,000
	12/16/11				8,564	17,129	25,693			$11.17	$191,331
	10/05/11							22,727		$13.20	$299,996
	12/16/11							9,343		$11.17	$104,361
	12/16/11								13,589	$11.17	$100,423

(1)

The amounts shown represent the potential threshold, target and maximum payouts under our AIP for performance during fiscal 2012. Our performance measures and financial results are discussed in more detail above. The actual amounts paid for fiscal 2012 are shown in column (g) of the Summary Compensation Table.

(2)

The amounts shown represent the range of potential shares that may be received pursuant to the performance-based restricted stock award grant for the fiscal 2012-2014 performance period. To the extent earned the shares vest in equal annual installments on the anniversary of the grant date each year within the three-year performance period. The performance objective for each performance period must be satisfied for an award of shares to vest. The number of shares to be awarded is based on the extent to which the objective is achieved. The threshold achievement payout is 50% of target and the maximum achievement payout is 150% of target. Performance below threshold results in no payout. The performance objectives set for the fiscal 2012 performance period were not met and as such, no shares vested.

(3)	The amounts shown represent shares of time-based restricted stock that vest in equal annual installments over a three-year period from the date of grant.
(4)	The amounts shown represent options that vest in equal annual installments over a three-year period from the date of grant.
(5)

As interim CEO, Mr. Holman was not eligible for the non-equity incentive award. Amounts shown include time-based restricted stock units granted to him as Chairman of the Board as well as a grant with a fair market value on the date of grant of $100,000 for his service as interim CEO. The time-based restricted stock related to his service as interim CEO fully vested on October 5, 2012.

(6)

The restricted shares awarded on October 5, 2011 were a special retention award provided to Mr. Bierley, Mr. Bell, Mr. Carney and Mr. Fisher, as described in more detail above. These shares vest fully on the second anniversary of the grant date. If the grantee is terminated without cause before the first anniversary of the grant date, 50% of the shares will vest. If the grantee is terminated without cause after the first anniversary of the award, the amount of shares vested will be prorated based on the number of full months of service since the grant date. Mr. Bierley resigned on May 25, 2012 and forfeited this entire grant.

(7)	Mr. Bierley forfeited all equity granted in fiscal 2012 due to his resignation on May 25, 2012.

Outstanding Equity Awards

The following table sets forth information with respect to outstanding restricted stock and the unexercised options held by our NEOs at the end of fiscal 2012.

			Option Awards(1)				Stock Awards(2)
							Restricted Stock		Performance Shares
Name		Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Exercise Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of of Shares or Units of Stock that have not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(3)
Dennis G. Hatchell		03/05/12	-	24,671	$12.00	03/05/19	36,328	$536,565	30,083	$444,326

Edwin J. Holman		10/05/11	-	-	$-	-	7,575	$111,883	-	$-

Berry L. Epley		10/26/05	8,000	-	$35.76	10/26/12	-	$-	-	$-
		11/09/06	9,000	-	$50.99	11/9/13	-	$-	-	$-
		11/20/07	15,000	-	$27.75	11/20/14	-	$-	-	$-
		11/25/08	6,945	-	$17.99	11/25/15	-	$-	-	$-
		12/07/09	-	-	$-	-	3,350	$49,480	-	$-
		12/17/10	517	1,034	$19.06	12/17/17	1,120	$16,542	2,294	$33,882
		12/16/11	-	4,084	$11.17	12/16/18	4,212	$62,211	5,148	$76,036

Keith S. Bell		08/02/06	25,000	-	$45.74	08/02/13	-	$-	-	$-
		11/20/07	25,000	-	$27.75	11/20/14	-	$-	-	$-
		11/25/08	26,000	-	$17.99	11/25/15	-	$-	-	$-
		12/07/09	13,073	6,537	$14.51	12/07/16	1,805	$26,660	-	$-
	(5)	12/17/10	-	-	$-	-	-	$-	4,500	$66,465
		12/17/10	1,750	3,500	$19.06	12/17/17	3,791	$55,993	7,760	$114,615
		10/05/11	-	-	$-	-	22,727	$335,678	-	$-
		12/16/11	-	13,926	$11.17	12/16/18	9,575	$141,423	17,554	$259,273

Thomas D. Carney		08/12/11	766	1,532	$10.94	8/12/18	1,692	$24,991	3,869	$57,145
		10/05/11	-	-	$-	-	22,727	$335,678	-	$-
		12/16/11	-	13,477	$11.17	12/16/18	9,266	$136,859	16,987	$250,898

John J. Fisher		05/07/10	-	-	$-	-	533	$7,872	-	$-
	(5)	12/17/10	-	-	$-	-	-	$-	2,655	$39,214
		12/17/10	1,732	3,464	$19.06	12/17/17	3,752	$55,417	7,680	$113,434
		10/05/11	-	-	$-	-	22,727	$335,678	-	$-
		12/16/11	-	13,589	$11.17	12/16/18	9,343	$137,996	17,129	$252,995

(1)

The options listed were granted under either The Pantry, Inc. 1999 Stock Option Plan, as amended (our “1999 Plan”) or The Pantry, Inc. 2007 Omnibus Plan (our “Omnibus Plan”). Each option expires on the earlier of the expiration date shown or 90 days after termination of the recipient’s employment except in cases of retirement, death or long-term disability. Upon termination of employment, the options are forfeited with respect to any shares not then vested, except in cases of termination as the result of retirement (defined as age 55 and 10 years of service), death or long-term disability and with respect to a change in control, in which case the vesting of the options is automatically accelerated in full. Vesting is the same for each optionee and options vest in three equal installments of one-third on each of the first, second and third anniversaries of the Grant Date.

(2)

The stock listed was granted under our Omnibus Plan. Shares of restricted stock vest in three equal installments of one-third on each of the first, second and third anniversaries of the grant date, provided the NEO continues to be employed, except that; (i) Mr. Fisher’s May 7, 2010 awards vest in three equal installments on the first, second and third anniversaries of his March 15, 2010 hire date and (ii) the October 5, 2011 retention grant vests as described in footnote 6 of the Grants of Plan-Based Awards in Fiscal 2012 table. Shares of Performance-based Restricted Stock vest in equal annual installments on the anniversary of the grant date each year within the three-year performance period. The performance objective for each performance period must be satisfied for an award to vest.

(3)	Market value was calculated using the closing price of $14.77 on September 27, 2012, the last day of our fiscal year.
(4)	Since threshold was not met for fiscal 2011 or fiscal 2010, outstanding performance shares were valued at threshold which is 50% of the target.
(5)

For performance-based restricted stock granted on December 7, 2009, the performance criteria was established for fiscal 2010 on December 7, 2009; targets for fiscal 2012 and 2011 were set on December 17, 2010. As a result, one third of the award value was recognized in fiscal 2010, with the remaining two thirds recognized in fiscal 2011.

Option Exercises and Stock Vested in Fiscal 2012

The following table sets forth information with respect to the options exercised or the shares of restricted stock that vested for our NEOs during fiscal 2012.

	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise $	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting $
Dennis G. Hatchell	-	$-	-	$-
Edwin J. Holman	-	$-	-	$-
Terrance M. Marks	-	$-	-	$-
Berry L. Epley	-	$-	6,859	$82,257
Mark R. Bierley	-	$-	2,670	$29,824
Keith S. Bell	-	$-	7,733	$92,362
Thomas D. Carney	-	$-	846	$12,352
John J. Fisher	-	$-	2,408	$27,590

(1)	No stock options were exercised during fiscal 2012.
(2)

Amounts reflect the market value of the Company’s common stock on the day the stock vested, determined by multiplying the number of shares acquired on vesting by the closing NASDAQ sales price for the Company’s common stock on the vesting date.

Potential Payments upon Termination or Change in Control

We have entered into agreements with our NEOs other than Mr. Holman that provide them with specified benefits if their employment is terminated under certain circumstances. Mr. Marks and Mr. Bierley resigned and did not receive termination benefits.

In addition, our NEOs participate in our AIP, our equity compensation plans and other various benefit plans that may provide them with acceleration of equity awards or payments under certain circumstances, as described below. For information on the CO Committee’s rationale for entering into employment agreements with our NEOs, please refer to the section entitled Executive Employment Contracts in the Compensation Discussion and Analysis.

The following table summarizes the triggering events for severance payments and the basis for determining the amounts for NEOs other than Mr. Epley:

Severance Trigger		Severance Benefits for NEOs
Involuntary termination without cause or by notice of non-renewal	•	1 times base salary for twelve months (up to twenty-four months if termination occurs during the first year of employment)
•

Prorated bonus for the fiscal year in which the effective termination date occurs. The amount of the pro-rata bonus paid will be determined based on actual results, but pro-rated for the proportion of the year the executive was employed. The bonus will be paid at the same time as bonuses are paid to other executives with a similar position and title

	•	Reimbursement for monthly COBRA coverage (minus the executive contribution rate at the time of termination) for up to the full severance period
Death or disability	•	6 months of base salary for death
	•	The shorter of 6 months of base salary or until the executive begins receiving long-term disability benefits in the case of disability
	•	The NEOs may receive a prorated bonus at the discretion of the CO Committee
Within 18 months following a change in control, termination by us without cause, by notice of non-renewal, or by the executive for good reason	•	2 times base salary payable in a lump sum
	•	2 times target bonus for year of termination payable in a lump sum
	•	Reimbursement for monthly COBRA coverage or equivalent medical coverage (minus the executive contribution rate at the time of termination) for up to two years
Retirement/voluntary resignation	•	Earned but unpaid compensation and benefits through the last day of actual employment

Note that severance benefits payable in the event of a change in control to NEOs may be reduced to provide the best after-tax benefit should the NEO become subject to the excise tax that can apply to certain payments made in connection with such an event. However, we do not provide tax gross-up payments to executives should they become liable for such excise taxes.

In the case of Mr. Epley, we entered into an agreement and the table below summarizes the benefits to be received following the severance trigger.

Severance Trigger		Severance Benefits for Mr. Epley
Involuntary termination without cause or by notice of non-	•	9 months of base salary
renewal	•	Reimbursement for monthly COBRA coverage (minus the executive contribution rate at the time of termination) for up to the full severance period of 9 months
Death or disability	•	6 months of base salary for death
	•	The shorter of 6 months of base salary or until the executive begins receiving long-term disability benefits in the case of disability
	•	Mr. Epley may receive a prorated bonus at the discretion of the CO Committee
Within 18 months following a change in control, termination by us without cause, by notice of non-renewal, or by the executive for good reason	•	None
Retirement/voluntary resignation	•	Earned but unpaid compensation and benefits through the last day of actual employment

Definitions

For purposes of our agreements with our NEOs, the terms below have the following meanings:

Generally, a change in control occurs if:

—

Any “person” (which could include two or more persons acting as a partnership, limited partnership, syndicate or other group), other than (i) the Company, (ii) a trustee or other fiduciary holding securities under one of our employee benefit plans, (iii) a Company owned by our stockholders or (iv) the existing holders of our common stock, is or becomes the beneficial owner (as defined under the federal securities laws) of securities of the Company representing more than 50% of the Company’s outstanding voting power;

—

We consummate certain mergers or consolidations, unless, following such transaction: (i) the individuals who were the beneficial owners of the Company prior to the transaction own more than 60% of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Company resulting from such transaction in substantially the same proportions as their ownership, immediately prior to such transaction, (ii) no person (excluding certain companies and plans) is the beneficial owner of 20% or more of the then outstanding shares of common stock of the corporation resulting from such transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the transaction and (iii) at least a majority of the members of the Board of Directors of the Company resulting from such transaction were members of our Board at the time of the execution of the initial agreement, or of the action of the board, providing for such transaction;

—	We are liquidated or we sell or dispose of all or substantially all of our assets; or
—

During any period of twelve consecutive months, the individuals who constitute our Board of Directors at the beginning of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board of Directors; provided, however, that a director who is not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director is elected or recommended for election by a majority of the directors who are then Incumbent Directors, but excluding, for this purpose, any such individual whose initial assumption of the office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

Good reason includes the occurrence of any of the following events within eighteen months after the change in control:

—	An adverse alteration in the NEO’s position or responsibility;
—	A material diminution in the NEO’s annual base salary and target bonus;
—	Requiring the NEO to be based more than fifty miles from his location immediately prior to the change in control;
—	The material failure to pay the NEO any compensation due under the agreement;
—	Our failure to obtain a satisfactory agreement from any successor to assume and agree to perform the agreement; or
—	Any other action or inaction that constitutes a material breach by us of the agreement.

Cause includes the NEO’s:

—	Gross negligence or willful misconduct in the performance of the NEO’s duties;
—	Insubordination in responding to any specific, reasonable instructions from either the Company’s CEO or Board of Directors;
—	Conduct by the NEO which is demonstrably and materially injurious to the Company, monetarily or otherwise; or
—	The conviction of the NEO of, or the entry of a plea of guilty or nolo contendere by the NEO to, any crime involving moral turpitude or any felony.

Annual Incentive Plan

If any of our NEOs is terminated without cause prior to the date on which annual awards are paid under our AIP, the NEO will receive a prorated award for the time the executive was employed during the fiscal year. If the termination of employment is as a result of disability or death, the CO Committee in its discretion may determine to prorate the award amount for the length of time during the fiscal year the individual worked. Such awards are paid on the same date other awards are paid in the discretion of the CO Committee.

1999 Plan and Omnibus Plan

Upon termination of employment of any NEO, all options and unvested shares of restricted stock granted to such person under our 1999 Plan and our Omnibus Plan are forfeited, except that vesting is accelerated in full for terminations due to death, disability or (with respect to nonqualified stock option and restricted stock awards under the Omnibus Plan) retirement at the age of 55, after ten years of service. In addition, upon the occurrence of a change in control, all outstanding unvested options and shares of restricted stock will automatically vest in full, with performance shares vesting at the target level. Performance-based restricted stock vests 100% on death or disability; on retirement and if 100% of the performance goals are met.

Other Benefits

Other benefits that we provide each of our NEOs upon termination of employment include a payment for any unused vacation. Under each of their employment agreements, the NEOs are entitled to the greater of the annual vacation grant under our vacation policy applicable to all employees (up to twenty days) or the following minimum number of vacation days each calendar year: Mr. Hatchell (20), Mr. Bell (22), Mr. Carney (20) and Mr. Fisher (20). Subject to applicable state law, unused vacation days may not be carried over from year to year.

Estimated Amounts Payable upon Termination or Change in Control

The following table summarizes the estimated amounts payable to each NEO assuming that the various triggering events occurred on September 27, 2012, the last day of fiscal 2012. Mr. Bierley, Mr. Holman and Mr. Marks were not entitled to any such payments and thus are not included in the table below.

We have noted below other material assumptions used in calculating the estimated payments under each triggering event. The actual amounts that would be paid to a NEO upon termination of employment can only be determined at the time an actual triggering event occurs. Mr. Holman, in his role as interim CEO, did not have a change in control agreement. Mr. Marks received his vacation payout in the amount of $20,865 upon his resignation on October 5, 2011 and Mr. Bierley received his vacation payout in the amount of $24,519 upon his resignation on May 25, 2012.

Name	Triggering Event (1)	Severance	Bonus(2)	Equity(3)	Health(4)	Other(5)	Total
Dennis G. Hatchell	Death/Disability	$375,000	$-	$980,890	$-	$57,692	$1,413,582
	For Cause	$-	$-	$-	$-	$-	$-
	Voluntary	$-	$-	$-	$-	$57,692	$57,692
	Retirement	$-	$-	$-	$-	$57,692	$57,692
	Without Cause	$1,125,000	$-	$-	$11,700	$57,692	$1,194,392
	Change in Control	$3,000,000	$437,500	$980,890	$23,400	$57,692	$4,499,482

Berry L. Epley	Death/Disability	$-	$-	$117,510	$-	$18,231	$135,741
	For Cause	$-	$-	$-	$-	$-	$-
	Voluntary	$-	$-	$-	$-	$18,231	$18,231
	Retirement	$-	$-	$117,510	$-	$18,231	$135,741
	Without Cause	$177,750	$67,735	$-	$15,948	$18,231	$279,664
	Change in Control	$-	$-	$-	$-	$-	$-

Keith S. Bell	Death/Disability	$155,000	$-	$1,000,106	$-	$26,231	$1,181,337
	For Cause	$-	$-	$-	$-	$-	$-
	Voluntary	$-	$-	$-	$-	$26,231	$26,231
	Retirement	$-	$-	$-	$-	$26,231	$26,231
	Without Cause	$310,000	$-	$-	$15,948	$26,231	$352,179
	Change in Control	$992,000	$-	$1,000,106	$31,896	$26,231	$2,050,233

Thomas D. Carney	Death/Disability	$150,000	$-	$805,571	$-	$23,077	$978,648
	For Cause	$-	$-	$-	$-	$-	$-
	Voluntary	$-	$-	$-	$-	$23,077	$23,077
	Retirement	$-	$-	$-	$-	$23,077	$23,077
	Without Cause	$300,000	$-	$-	$-	$23,077	$323,077
	Change in Control	$960,000	$-	$805,571	$-	$23,077	$1,788,648

John J. Fisher	Death/Disability	$151,250	$-	$942,607	$-	$23,269	$1,117,126
	For Cause	$-	$-	$-	$-	$-	$-
	Voluntary	$-	$-	$-	$-	$23,269	$23,269
	Retirement	$-	$-	$-	$-	$23,269	$23,269
	Without Cause	$302,500	$-	$-	$15,948	$23,269	$341,717
	Change in Control	$968,000	$-	$942,607	$31,896	$23,269	$1,965,772

(1)

The triggering events are described under Executive Employment Contracts. In the case of a change in control, the triggering event is termination (as defined) following a change in control (double trigger) for all elements except equity (as the value of accelerated vesting occurs upon a change in control regardless of whether employment is terminated).

(2)

In the event of termination due to death or disability, the NEO may receive a prorated incentive at the discretion of the CO Committee. The values shown represent the payments that could have been made under our AIP assuming that the target had been met for all performance measures. The amount shown for Mr. Hatchell under Change in Control represents the prorated target bonus provided for 2012 to make up for compensation he forfeited from his former employer.

(3)

Values shown represent the estimated cash payment each NEO would have received for his or her unvested shares of stock, calculated based on the following assumptions: (a) a triggering event occurred as of September 27, 2012, accelerating the vesting of each NEO’s unvested options; and (b) each NEO sold or otherwise surrendered the resulting shares for consideration in an amount equal to $14.77 per share, which was the closing price of our stock on NASDAQ on September 27, 2012. Value is included for the exercise of stock options.

(4)

Values are based on expenses related to the cost of continuing coverage under the Consolidated Omnibus Budget Reconciliation Act, as amended (“COBRA”). The expenses are based on the coverage and premium rates in force on September 27, 2012.

(5)	Other includes vacation payable at termination for each NEO and assumes that each NEO had not used any vacation days as of September 27, 2012.

Director Compensation

Summary of Director Compensation Program

Directors who are also employed by us are not separately compensated for their service on our Board. Independent directors are compensated for service as members of our Board through a combination of a quarterly retainer, cash meeting fees and equity grants in the form of options to purchase our common stock, restricted stock and/or restricted stock units. During fiscal 2012, all of our directors, other than Mr. Hatchell, were independent directors and received such payments and equity grants.

Quarterly Retainer and Cash Meeting Fees

Independent directors receive a $7,500 quarterly retainer. They also receive $2,500 for each Board meeting they attend in person or by approved video conference ($1,250 if attendance is telephonic), $1,000 for each committee meeting they attend in person or by approved video conference ($500 if attendance is telephonic). Our committee chairs are paid an additional quarterly retainer as follows: Audit Committee Chairman and CO Committee Chairman - $3,750; Corporate Governance and Nominating Committee Chairman - $2,500; and Finance and Investment Committee Chairman - $2,500. Additionally, our independent Chairman of the Board is paid an additional quarterly retainer of $18,750.

Equity Grants

Upon election to our Board, and upon re-election to the Board each year, each independent director will receive an equity grant of stock options, time-based restricted stock, time-based restricted stock units (“RSUs”) or a combination thereof valued at $70,000. A new independent director who is appointed to serve less than a full term will have the aggregate value of his initial equity grant prorated accordingly. The stock options vest in full on the first anniversary of the grant date, have a term of seven years and are granted with an exercise price equal to the fair market value of our common stock on the date of the grant. The restrictions on the time-based restricted stock and RSUs lapse on the first anniversary of the grant date. The vesting of the stock options and lapsing of restrictions on the time-based restricted stock and RSUs are conditioned on service as a participating member of the Board, which includes attending at least three meetings per year.

Special Fees for Fiscal 2012

Mr. Holman was awarded an aggregate of $49,423 of additional compensation for extraordinary services in his role as Chairman of the Board relating to the CEO transition that occurred during fiscal 2012. Mr. Finnegan received a fee of $5,000 per month for services as Lead Independent Director during the period that Mr. Holman served as interim CEO and also was awarded $25,000 for extraordinary services in his role of Chairman of the Finance Committee relating to the Company’s debt refinancing during fiscal 2012. Members of the Search Committee established by the Board to identify and interview CEO candidates to replace Mr. Marks, were compensated for their services as members of the Search Committee, including significant travel time to interview CEO candidates, as follows: Mr. Murnane (Chairman) $70,000, Mr. Bernstock $40,000 and Mr. McElroy $30,000.

Other

Each of our directors is also covered by director and officer liability insurance; has entered into an indemnification agreement with us that entitles him or her to, among other things, indemnification to the fullest extent permitted by law for amounts incurred in any action or proceeding on account of services provided as a director (subject to certain exceptions); and is entitled to reimbursement for reasonable out-of-pocket expenses in connection with attendance at Board or committee meetings. In addition, to encourage the ongoing education of our directors and good corporate governance, we reimburse them for travel, lodging and fees associated with educational events.

Director Stock Ownership and Retention Guidelines

In January 2009, our Board adopted guidelines that require our independent directors to own shares of common stock valued at three times the annual cash retainer paid to him or her, excluding fees paid for services on our executive committee or as a committee chair. In November 2011, the Board increased the ownership guidelines to five times the annual cash retainer and also implemented a requirement that until the ownership guidelines are met, directors must retain 75% of the net, after-tax profit shares from option exercises and restricted stock/RSU vesting.

Director Compensation for Fiscal 2012

The following table summarizes the annual and long-term compensation of each of our independent directors who served during fiscal 2012. Mr. Holman’s earnings as an independent director are included on the Summary Compensation, All Other Compensation and the Grants of Plan Based Award Tables above because of his role as interim CEO.

	Fees Earned
	or Paid in	Stock
	Cash	Awards	Total
Name	($)(1)	($)	($)

Robert F. Bernstock	$116,250	$69,997	$186,247

Paul L. Brunswick	$77,250	$69,997	$147,247

Wilfred A. Finnegan	$124,669	$69,997	$194,666

Terry L. McElroy	$93,250	$69,997	$163,247

Mark D. Miles	$59,500	$69,997	$129,497

Bryan E. Monkhouse	$60,750	$69,997	$130,747

Thomas M. Murnane	$143,500	$69,997	$213,497

Maria C. Richter	$59,750	$69,997	$129,747

(1)

Amounts reflect annual cash retainers, fees earned for meetings, related activities, as well as fees described as special fees above, during fiscal 2012. Amounts listed do not reflect compensation actually received by the director. Amounts listed in the Stock Awards column represent the aggregate grant date fair value of awards granted during fiscal 2012 calculated in accordance with ASC Topic 718, disregarding any forfeiture assumptions. The restricted stock awards made on March 14, 2012 were made under our Omnibus Plan and valued using the closing price of our common stock as reported by NASDAQ on that date. These restricted stock awards vest in one calendar year on March 14, 2013. These award values have been determined based on certain assumptions, which are described in Note 17 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2012.

Outstanding Director Equity Awards as of September 27, 2012

The following table sets forth information with respect to outstanding restricted stock and the unexercised options of our non-employee directors at the end of fiscal 2012.

		Option Awards(1)				Stock Awards(2)
		Number of	Number of			Number
		Securities	Securities			of Shares	Market Value
		Underlying	Underlying			or Units	of Shares or
		Unexercised	Unexercised	Option		of Stock	Units of
		Options	Options	Exercise	Option	that have	Stock that have
	Grant	(#)	(#)	Price	Exercise	not Vested	not Vested
Name	Date	Exercisable	Unexercisable	($)	Date	(#)	($)
Robert F. Bernstock	10/26/05	10,000		$35.76	10/26/12
	03/30/06	5,000		$62.03	03/30/13
	05/09/07	5,000		$45.05	05/09/14
	03/27/08	5,000		$21.84	03/27/15
	03/14/12					5,654	$ 83,510

Paul L. Brunswick	03/30/06	5,000		$62.03	03/30/13
	05/09/07	5,000		$45.05	05/09/14
	03/27/08	5,000		$21.84	03/27/15
	03/14/12					5,654	$ 83,510

Wilfred A. Finnegan	07/05/06	10,000		$56.61	07/05/13
	05/09/07	5,000		$45.05	05/09/14
	03/27/08	5,000		$21.84	03/27/15
	03/14/12					5,654	$ 83,510

Edwin J. Holman	10/26/05	10,000		$35.76	10/26/12
	03/30/06	5,000		$62.03	03/30/13
	05/09/07	5,000		$45.05	05/09/14
	03/27/08	5,000		$21.84	03/27/15
	10/05/11					7,575	$ 111,883
	03/14/12					5,654	$ 83,510

Terry L. McElroy	03/01/06	10,000		$58.79	03/01/13
	05/09/07	5,000		$45.05	05/09/14
	03/27/08	5,000		$21.84	03/27/15
	03/14/12					5,654	$ 83,510

Mark D. Miles	01/24/06	10,000		$58.31	01/24/13
	05/09/07	5,000		$45.05	05/09/14
	03/27/08	5,000		$21.84	03/27/15
	03/14/12					5,654	$ 83,510

Bryan E. Monkhouse	03/30/06	5,000		$62.03	03/30/13
	05/09/07	5,000		$45.05	05/09/14
	03/27/08	5,000		$21.84	03/27/15
	03/14/12					5,654	$ 83,510

Thomas M. Murnane	03/30/06	10,000		$62.03	03/30/13
	05/09/07	10,000		$45.05	05/09/14
	03/27/08	10,000		$21.84	03/27/15
	03/14/12					5,654	$ 83,510

Maria C. Richter	07/05/06	10,000		$56.61	07/05/13
	05/09/07	5,000		$45.05	05/09/14
	03/27/08	5,000		$21.84	03/27/15
	03/14/12					5,654	$ 83,510

(1)

The options listed were granted under either our 1999 Plan or our Omnibus Plan. Each option expires on the earlier of the expiration date shown or 90 days after termination of the recipient’s employment except in cases of death or termination due to a long-term disability. Options may be exercised to purchase vested shares only. Vesting is the same for each optionee and options vest in three equal installments of one-third on each of the first, second and third anniversaries of the grant date.

(2)	The stock listed was granted under our Omnibus Plan. Shares of restricted stock vest 100% on the first anniversary of the grant date.

Equity Compensation Plan Information

We maintain our 1999 Plan and our Omnibus Plan pursuant to which we may grant equity awards to eligible persons. The following table sets forth aggregate information regarding such plans as of September 27, 2012:

	(a)	(b)	(c)
Number of Securities
	Number of		Available For Future
	Securities to be	Weighted	Issuances Under
	Issued Upon	Average	Equity Compensation
	Exercise of	Exercise Price	Plans (excluding
	Outstanding	of Outstanding	Securities Reflected
Plan Category	Options	Options	Column (a))(1)
Equity compensation plans approved by security holders	805,625	$28.13	1,344,523
Equity compensation plans not approved by security holders	n/a	n/a	n/a

Total	805,625	$28.13	1,344,523

(1)

No future awards may be granted under our 1999 Plan. Our Omnibus Plan permits the award of cash incentives and equity incentive grants covering 2.4 million shares of our common stock, plus shares subject to outstanding options under our 1999 Plan that are forfeited or that otherwise cease to be outstanding after March 29, 2007 other than by reason of their having been exercised for, or settled in, vested and non-forfeitable shares. In addition, any shares related to award under the Omnibus Plan which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of shares, or are exchanged, prior to the issuance of shares and with the Committee’s permission, for awards not involving shares, are again available for grant under the Plan.

Compensation Committee Interlocks and Insider Participation

Mr. Bernstock (Chairperson), Mr. Holman, Mr. McElroy and Mr. Miles served on our CO Committee during fiscal 2012. Effective October 5, 2011, Mr. Holman was appointed interim CEO and resigned his position on the CO Committee. Effective the same date, Mr. Murnane was appointed to the CO Committee to take Mr. Holman’s seat. Upon the hiring of Mr. Hatchell in March 2012, Mr. Holman resigned his position as interim CEO and was appointed to the CO Committee replacing Mr. Murnane. Other than Mr. Holman’s service as interim CEO, none of these individuals have served as an officer or employee of us or any of our subsidiaries, nor were they involved in any related person transaction during fiscal 2012. No interlocking relationships exist between our Board or CO Committee and the Board of Directors or compensation committee of any other company.

PROPOSAL 2 – ADVISORY (NONBINDING) VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As discussed in the CD&A in this Proxy Statement, our executive compensation program is designed to attract and retain the executive talent essential to the achievement of our short-term and long-term business objectives. We believe that our compensation policies and procedures reward executive officers for both their performance and our Company’s performance, and we believe such compensation policies and procedures create interests for our executive officers that are strongly aligned with the long-term interests of our stockholders.

In accordance with Section 14A of the Securities Exchange Act of 1934, we annually provide our stockholders with an advisory (nonbinding) vote on the compensation of our NEOs. This proposal, commonly known as a “Say-on-Pay” proposal, is designed to give you as a stockholder the opportunity to endorse or not endorse our executive compensation program through the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement for our Annual of Meeting of Stockholders to be held on March 14, 2013, including the Compensation Discussion and Analysis, the compensation tables, and the narrative executive compensation disclosure contained therein.”

When you cast your vote, we urge you to consider the description of our executive compensation program contained herein, including in the CD&A and the accompanying tables and related narrative disclosure, as well as the following factors:

—	Compensation decisions for our CEO and other NEOs are made by a committee of independent directors.

—

We promote a pay for performance culture that ties executive compensation to our ability to achieve important strategic financial and operating objectives. As reflected under fiscal 2012 compensation results for the CEO and other NEOs, realized compensation for our NEOs was significantly less than their target compensation due to the nonattainment of the stated performance goals. Performance-based restricted stock is a key component of our executive compensation program and did not vest in fiscal 2012.

—	Our executives participate in broad-based Company-sponsored benefits programs on the same basis as other full-time associates with limited perquisites.

—	Our Board has adopted a clawback policy that will allow us to seek recovery of certain incentive-based compensation from all of our executive officers in the event of an accounting restatement.

—

All employment agreements for our NEOs require a termination of employment in addition to a change in control of the Company before change in control benefits are triggered, and we do not offer tax gross-up for payments in connection with a change in control.

—

Our CO Committee’s review of the results of management’s evaluation of our compensation programs and practices and agreed with their findings that the risks were within our ability to effectively monitor and manage and were not reasonably likely to have a material adverse effect on us.

—	Our executives are required to achieve ownership of a number of shares of our common stock to further align their interests and actions with the interests of our stockholders.

Because your vote is advisory, it will not be binding upon our Board, it will not overrule any decision by our Board and it will not create or imply any additional fiduciary duties on the Board or any member thereof. However, our CO Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Our Board recommends that the stockholders vote FOR the approval of the advisory (nonbinding) vote to approve named executive officer compensation.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of Paul L. Brunswick (Chairperson), Wilfred A. Finnegan, Terry L. McElroy, Bryan E. Monkhouse and Thomas M. Murnane and operates under a written charter (a copy of which is posted on our website at www.thepantry.com). The general role of the Audit Committee is to assist our Board in overseeing our accounting and financial reporting processes and the audit of our financial statements.

In the performance of its oversight function, the Audit Committee has met and held discussions with management, who represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has reviewed and discussed the consolidated financial statements with both management and the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. Our independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and the Audit Committee discussed their independence with the independent registered public accounting firm. In connection with such review and discussions, the Audit Committee has considered whether the provision of non-auditing services (and the aggregate fees billed for these services) in fiscal 2012 by Deloitte & Touche LLP to us is compatible with maintaining the independent registered public accounting firm’s independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Management is responsible for our internal control over financial reporting and the financial reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes, including our system of internal control over financial reporting and the preparation of our consolidated financial statements, and members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. The Audit Committee also hires and sets the compensation for our independent registered public accounting firm.

The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that our financial statements are presented in accordance with generally accepted accounting principles, that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards or that our independent accountants are in fact “independent”.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee’s charter, the Audit Committee recommended to our Board that our audited consolidated financial statements for the fiscal year ended September 27, 2012, be included in our Annual Report on Form 10-K filed with the SEC. The Audit Committee also retained Deloitte & Touche LLP as our independent registered public accounting firm for the 2013 fiscal year.

Submitted by our Audit Committee

Paul L. Brunswick (Chairperson)

Wilfred A. Finnegan

Terry L. McElroy

Bryan E. Monkhouse

Thomas M. Murnane

TRANSACTIONS WITH AFFILIATES

Our Board recognizes that related person transactions can present potential or actual conflicts of interest, and may appear to be motivated by interests other than the best interests of our Company and its stockholders. Notwithstanding these considerations, our Board also recognizes that there are situations where related person transactions may be in the best interests of our Company and its stockholders. Accordingly, our Board has delegated to our Audit Committee, pursuant to the terms of its charter and NASDAQ Listing Rules, the authority to review and approve all related person transactions. The Audit Committee charter defines a “related person transaction” as a transaction required to be disclosed pursuant to Item 404 of Regulation S-K. The Audit Committee will review all relevant information available to it about the related party transaction, and will consider, among other things, whether the related person transaction is, under all of the circumstances, in the best interests of our Company and its stockholders. During fiscal 2012, the Audit Committee did not approve any related person transactions.

PROPOSAL 3:  RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee is solely responsible for selecting our independent registered public accounting firm. The Audit Committee has selected Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2013. Although stockholder approval is not required to appoint Deloitte & Touche LLP as our independent registered public accounting firm, we believe that submitting the appointment of Deloitte & Touche LLP to our stockholders for ratification is a matter of good corporate governance. If our stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee. The proxy will be voted as specified and if no specification is made, the proxy will be cast “For” this proposal.

During fiscal 2012, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which if not resolved to their satisfaction would have caused them to make reference to the subject matter of the disagreements in connection with their opinion.

The audit report of Deloitte & Touche LLP on our consolidated financial statements for fiscal 2012 and fiscal 2011 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

A representative of Deloitte & Touche LLP will be present at the annual meeting and will be afforded an opportunity to make a statement and to respond to appropriate questions.

Principal Accountant Fees and Services

The following table presents aggregate fees billed (or expected to be billed) for audit services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, the “Deloitte Entities”) for the audits of our annual consolidated financial statements for fiscal 2012 and fiscal 2011 and aggregate fees billed (or expected to be billed) for other services rendered by the Deloitte Entities during the same periods.

	Fiscal 2012	Fiscal 2011
Audit Fees(1)	$1,293,145	$1,392,002
Audit-Related Fees(2)	160,371	39,235
Tax Fees(3)	8,395	9,838
All Other Fees(4)	-	5,177

Total	$1,461,911	$1,446,252

(1)	Audit fees relating to fiscal 2012 and 2011 consisted of fees for:
—	Audit of our annual financial statements; and
—	Reviews of our quarterly financial statements.

(2)	Audit-related fees relating to fiscal 2012 and 2011 consisted of fees for:
—	Financial accounting and reporting consultations;
—	Employee benefit plan audits;
—	Agreed-upon procedure engagements; and
—	Comfort letters, consents and other services related to SEC matters.

(3)	Tax fees relating to fiscal 2012 and 2011 consisted of fees for tax compliance services:
—

Fees for tax compliance services totaled $8,395 and $9,838 in fiscal 2012 and fiscal 2011, respectively. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and consisted of:

–	Federal, state and local income tax return assistance; and
–	Assistance with federal and state tax audits.

(4)	All other fees relating to fiscal 2012 and 2011 consisted of fees for all other permitted services, which consisted of:
—	Human capital advisory services; and
—	Risk consulting services.

In considering the nature of services provided by the Deloitte Entities, the Audit Committee determined that such services are compatible with the provisions of independent audit services. The Audit Committee discussed these services with the Deloitte Entities and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Policy for Approval of Audit and Non-audit Services. The Audit Committee has adopted, and the Board has ratified, a Policy Regarding the Approval of Audit and Non-audit Services Provided by the Independent Auditor (the “Approval Policy”), which describes the procedures and the conditions pursuant to which the Audit Committee may grant general pre-approval for services proposed to be performed by our independent registered public accounting firm.

All services provided by our independent registered public accounting firm, both audit and non-audit, must be pre-approved by the Audit Committee. The Audit Committee may delegate to one or more designated member(s) of the Audit Committee, who satisfies the definition of “independent director” under applicable NASDAQ Listing Rules (the “Designated Member”), the authority to grant pre-approvals of “permitted services” (which are defined as those that are not specifically prohibited by the Approval Policy), or classes of permitted services, to be provided by the independent registered public accounting firm. The Approval Policy describes the types of classes of permitted services (e.g., annual audit services or tax consulting services) that may be pre-approved by the Audit Committee or a Designated Member. The pre-approval of audit and non-audit services may be given at any time up to a year before commencement of the specified service. The decisions of the Designated Member to pre-approve a permitted service are required to be reported to the Audit Committee at its regularly scheduled meetings. All audit and non-audit services provided by our independent registered public accounting firm during fiscal 2012 and fiscal 2011 were pre-approved by or on behalf of our Audit Committee.

In determining whether to approve a particular audit or permitted non-audit service, the Audit Committee (or the Designated Member) will consider, among other things, whether such service is consistent with maintaining the independence of the independent registered public accounting firm. The Audit Committee (or the Designated Member) will also consider whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service to us and whether the service might be expected to enhance our ability to manage or control risk or improve audit quality.

Our Board recommends that stockholders vote FOR the ratification of the appointment of Deloitte & Touche LLP for fiscal 2013.

SECTION 16(a)

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and 10% beneficial owners to file reports of ownership and changes in ownership with the SEC. Based solely on a review of the report forms that were filed and written representations from our executive officers and directors, we believe that during fiscal 2012 our officers, directors and 10% beneficial owners complied with all filing requirements applicable to them, except that due to administrative oversights, Mr. Bell failed to timely file a Form 4 covering two transactions and Mr. Fisher, Mr. Lemerise, Mr. Oreson and Mr. Epley failed to timely file a Form 4 covering one transaction.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

Any proposals which stockholders intend to present for a vote of stockholders at the 2014 annual meeting of stockholders and which such stockholders desire to have included in our Proxy Statement and form of proxy relating to that meeting must be sent to our principal executive offices, marked to the attention of our Secretary, and received by us at such offices on or before September 26, 2013, which is 120 calendar days prior to the anniversary of the date of this Proxy Statement. Our determination of whether we will oppose inclusion of any proposal in our Proxy Statement and form of proxy will be made on a case-by-case basis in accordance with our judgment and the rules and regulations promulgated by the SEC. Proposals received after September 26, 2013, will not be considered for inclusion in our proxy materials for our 2014 annual meeting of stockholders; provided, however, that if the date of the 2014 annual meeting of stockholders is more than 30 days before or after the anniversary of this year’s annual meeting, then we must receive written notice of such matters within a reasonable time before we begin to print and mail our proxy materials for the 2014 annual meeting of stockholders.

In addition, if a stockholder intends to nominate a director or present any other matters for a vote at the 2014 annual meeting of stockholders, the stockholder must give advance notice to us determined in accordance with our bylaws. To be timely, a stockholder’s notice must be received by our Secretary at our principal executive offices between November 14, 2013 and December 14, 2013, which is not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the first anniversary of this year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us) (the “bylaw proposal window”). Additionally, if the number of directors to be elected is increased and there is no public announcement by us naming nominees at least 100 days prior to the first anniversary of this year’s annual meeting, a stockholder’s notice with respect to the additional directorships will be considered timely if delivered not later than the close of business on the tenth day following the date of the announcement.

Each such stockholder’s notice must set forth certain additional information as specified in our bylaws, including without limitation:

—	As to each person whom the stockholder proposes to nominate for election as a director, information relating to such person required to be disclosed in solicitations of proxies for elections of directors, the background and qualification of such person, and a written and signed statement that such person is not and will not become party to any voting commitment that has not been disclosed to us or could limit or interfere with such person’s fiduciary duties if elected, is not and will not become party to any compensation, reimbursement or indemnification agreement with any person other than us and will comply with all of our applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines;
—	As to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business, the reasons for conducting such business at the meeting and any material interest in such business;
—	The name and record address of the stockholder, the class and number of shares of our capital stock that are beneficially owned by the stockholder, any derivative instrument or instrument convertible into shares of the Company’s common stock, any arrangement pursuant to which such stockholder has a right to vote any shares of the Company’s common stock, any short interest in our securities, any rights to dividends separable from the underlying shares, any interest in shares or derivative instruments held by a partnership in which the stockholder is or holds an interest in the general partner, any performance-related fees that such stockholder is entitled to based on increase or decrease in value of our shares; and
—	A representation that the stockholder is a holder of record entitled to vote at the annual meeting, the stockholder plans to attend the meeting and whether the stockholder intends to deliver a proxy statement or otherwise solicit proxies from stockholders.

Finally, if a stockholder gives notice of a proposal after the bylaw proposal window, our proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at our 2014 annual meeting of stockholders.

We have not been notified by any stockholder of his or her intent to present a proposal from the floor at this year’s annual meeting of stockholders. The proxy grants the proxy holders discretionary authority to vote on any matter properly brought before the annual meeting of stockholders.

MISCELLANEOUS

Stockholders Sharing the Same Last Name and Address

Only one Annual Report and Proxy Statement or Notice, as applicable, may be delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request a separate copy of the Annual Report and Proxy Statement or Notice, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered. Requests for additional copies should be directed to our Secretary, by mail addressed to The Pantry, Inc., P.O. Box 8019, 305 Gregson Drive, Cary, North Carolina 27512-9998 or by telephone at (919) 774-6700. Stockholders sharing an address and currently receiving a single copy may contact our Secretary as described above to request that separate copies of our Annual Report and Proxy Statement be delivered in future years. Stockholders sharing an address and currently receiving multiple copies may request delivery of a single copy in future years by contacting our Secretary as described above.

Availability of Annual Report on Form 10-K

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 27, 2012, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SEC WILL BE FURNISHED ON WRITTEN REQUEST, WITHOUT CHARGE, TO ANY STOCKHOLDER. SUCH REQUESTS SHOULD BE ADDRESSED TO BERRY EPLEY, VICE PRESIDENT, ASSISTANT SECRETARY & CONTROLLER, THE PANTRY, INC., P.O. BOX 8019, 305 GREGSON DRIVE, CARY, NORTH CAROLINA 27512-9998 ((919) 774-6700).

Costs of Soliciting Proxies

We will pay all expenses incurred in connection with this solicitation, including postage, printing, handling and the actual expenses incurred by custodians, nominees and fiduciaries in forwarding proxy materials to beneficial owners. In addition to solicitation by mail, certain of our officers, directors and regular employees, who will receive no additional compensation for their services, may solicit proxies by telephone, personal communication or other means. We may retain a firm to assist in the consultation and preparation in connection with the proxy solicitation, as well as the actual proxy solicitation, the cost of which will not be material. We have retained Broadridge Financial Solutions, Inc. (“Broadridge”) to aid in the search for stockholders and the delivery of proxy materials, maintain the Internet website where we will make our proxy materials available, establish and operate an online and telephonic voting platform and process and tabulate all votes. In addition, as part of the services provided to us as our transfer agent, American Stock Transfer & Trust Company will assist us in identifying recordholders.

By Order of the Board of Directors,

Thomas D. Carney

 Secretary

Cary, North Carolina

THE PANTRY, INC. 305 GREGSON DRIVE CARY, NC 27511

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on March 13, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE- 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on March 13, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M51798-P32236	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE PANTRY, INC. The Board recommends a vote “FOR” each of the following nominees:				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. ELECTION OF DIRECTORS				☐	☐	☐
Nominees:
01)	Robert F. Bernstock	06)	Terry L. McElroy
02)	Paul L. Brunswick	07)	Mark D. Miles
03)	Wilfred A. Finnegan	08)	Bryan E. Monkhouse
04)	Dennis G. Hatchell	09)	Thomas M. Murnane
05)	Edwin J. Holman

The Board recommends a vote “FOR” the proposals listed below:							For	Against	Abstain
2. Advisory (nonbinding) vote to approve named executive officer compensation.							☐	☐	☐
3. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending September 26, 2013.							☐	☐	☐

Please date and sign this Proxy and return promptly.

 NOTE: Please sign your name exactly as it appears on this card. When signing for a corporation, partnership, limited liability company or other legal entity, or as agent, attorney, trustee, executor, administrator, or guardian, please indicate the capacity in which you are signing. In the case of joint tenants, each joint owner must sign.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on March 14, 2013: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

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M51799-P32236

P R O X Y	THE PANTRY, INC. Annual Meeting of Stockholders March 14, 2013 10:00 AM This proxy is solicited by the Board of Directors

The undersigned hereby appoints Dennis G. Hatchell and Thomas D. Carney as proxies, each with the full power of substitution, to represent the undersigned and to vote all of the shares of stock in The Pantry, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Thursday, March 14, 2013 at 10:00 a.m. Eastern Time, at The Courtyard Raleigh Cary, 102 Edinburgh Drive South, Cary, North Carolina 27511, and any adjournments thereof.

Shares represented by this proxy will be voted as directed on the reverse side. Unless a contrary direction is indicated, the shares will be voted FOR the election of the director nominees listed on the reverse side, FOR the proposal relating to the advisory (nonbinding) vote to approve named executive officer compensation, FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending September 26, 2013 and in the discretion of the persons acting pursuant to this proxy on any other matters that may properly come before the Annual Meeting or any adjournment thereof, all as more specifically set forth in the Notice of Annual Meeting and Proxy Statement.

By signing the proxy, a stockholder will also be authorizing the proxyholder to vote in his discretion regarding any procedural motions that may come before the Annual Meeting. For example, this authority could be used to adjourn the meeting if the Company believes it is desirable to do so. Adjournment or other procedural matters could be used to obtain more time before a vote is taken in order to solicit additional proxies or to provide additional information to stockholders. The Company has no current plans to adjourn the Annual Meeting, but would attempt to do so if the Company believes that adjournment would promote stockholder interests.

THE BOARD FAVORS A VOTE “FOR” THE PROPOSALS LISTED ON THE REVERSE SIDE OF THIS PROXY AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

PLEASE MARK, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. (continued and to be signed on the reverse side)